UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 1)

 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
InnerWorkings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Explanatory Note
This amended and restated proxy statement (the “Amended Proxy Statement”) is being filed to amend and restate in its entirety the Proxy Statement on Schedule 14A previously filed by InnerWorkings, Inc. (the “Company”) on April 18, 2018 (the “Original Proxy Statement”) in connection with the 2018 annual meeting of stockholders (the "Annual Meeting").

Subsequent to the filing of the Original Proxy Statement, the Company identified errors in certain of its historical financial statements during the course of its first quarter of 2018 financial reporting close process. As a result of the errors, the Company restated certain of its historical financial statements (the “Restatement”) in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on July 27, 2018.

In addition, on July 28, 2018, the Board of Directors of the Company (the "Board") resolved to appoint two new independent directors to the Board, Lindsay Y. Corby, whose appointment is effective July 30, 2018, and Adam J. Gutstein, whose appointment will be effective October 1, 2018, subject to his election by stockholders at the Annual Meeting. As a result of these additions to the Board, the Board expanded the Company's slate of director candidates to include Ms. Corby and Mr. Gutstein.

This Amended Proxy Statement has been revised to (1) reflect the effects of the Restatement, including the recoupment of certain incentive compensation paid with respect to 2017 as discussed in the “EXECUTIVE AND DIRECTOR COMPENSATION - Compensation Discussion and Analysis” section of this Amended Proxy Statement and the postponement of the Annual Meeting and (2) include Ms. Corby and Mr. Gutstein as nominees of the Company to be elected by stockholders and to provide information related to their respective backgrounds and candidacies. The Company will distribute and make available to its stockholders this Amended Proxy Statement in lieu of the Original Proxy Statement.

InnerWorkings, Inc.
600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654

July 31, 2018

To Our Stockholders:

On behalf of the Board of Directors (the "Board") and management, we cordially invite you to attend the 2018 annual meeting of stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of InnerWorkings, Inc. (the “Company”) to be held on Thursday, September 6, 2018, at 11:00 a.m., Central Time, at our corporate headquarters, 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654. The Annual Meeting was originally scheduled to be held on Thursday, May 31, 2018, but has been postponed as described below. The new record date for the Annual Meeting has been changed to July 16, 2018. No changes have been made to the location of the Annual Meeting.

As described in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2018 (the “Form 10-K/A”), the Company identified errors during the course of its first quarter 2018 financial reporting close. Accordingly, the Company restated its historical financial statements previously filed with the Securities and Exchange Commission for the years ended December 31, 2017 and 2016 and voluntarily revised the financial statements for the year ended December 31, 2015 and the Company postponed the Annual Meeting. In connection with the postponement of the Annual Meeting, we are hereby amending and restating our original proxy statement, which was filed with the SEC on April 18, 2018 (the “Original Proxy Statement”).

Additionally, on July 28, 2018, the Board appointed two new independent directors to the Board, Lindsay Y. Corby, whose appointment was effective on July 30, 2018, and Adam J. Gutstein, whose appointment will be effective October 1, 2018, subject to his election by stockholders at the Annual Meeting. As a result of these additions to the Board, the Board expanded the Company's slate of director candidates to include Ms. Corby and Mr. Gutstein.

The following pages contain the formal notice of the Annual Meeting, the amended and restated proxy statement (the "Amended Proxy Statement") and a NEW proxy card. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors. You may also find copies of these items online at www.inwk.com.

The purpose of the meeting is to consider and vote upon proposals to (i) elect ten director candidates who have been nominated for election, (ii) approve, on an advisory, non-binding basis, the compensation of our named executive officers, (iii) approve our amended and restated 2006 Stock Incentive Plan, including an increase in the share reserve of 1,035,000 shares and (iv) ratify the appointment of our independent registered public accounting firm for 2018. In addition to the specific items to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

We urge you to fill out and submit the enclosed NEW proxy card today. Any proxy card previously received by the Company will be disregarded for purposes of determining the number of votes cast with respect to each proposal described in the Amended Proxy Statement.

If you have any questions or require any assistance with voting your NEW proxy card, please contact our proxy solicitor Morrow Sodali LLC at:

470 West Avenue
Stamford, Connecticut 06902
Stockholders call toll free: (800) 662-5200
Banks and Brokerage Firms, please call: (203) 658-9400
Email: INWK@morrowsodali.com

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely yours,

Eric D. Belcher Chairman of the Board	Richard S. Stoddart Chief Executive Officer, President and Director

The enclosed Notice, Amended Proxy Statement, NEW proxy card and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2017 are first being mailed to stockholders on or about August 1, 2018.

Notice of 2018 Annual Meeting of Stockholders
600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654
September 6, 2018, 11:00 a.m., Central Time
July 31, 2018

Fellow stockholders:

Notice is hereby given that the annual meeting of the stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of InnerWorkings, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, September 6, 2018 at 11:00 a.m., Central Time, at our corporate headquarters, 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654 for the following purposes:

1.
to elect ten members of the Board of Directors (the “Board”) to serve until the 2019 annual meeting of stockholders or until their respective successors are elected and qualified, except with respect to Eric D. Belcher, who will serve until the end of the 2018 fiscal year;

2.	to approve, on an advisory, non-binding basis, the compensation of our named executive officers;

3.	to approve our amended and restated 2006 Stock Incentive Plan, including an increase in the share reserve of 1,035,000 shares;

4.	to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018; and

5.	to transact any other business properly brought before the Annual Meeting.

These items of business, including the nominees for director, are more fully described in the amended and restated proxy statement (the “Amended Proxy Statement”) accompanying this notice.

You are cordially invited to attend the Annual Meeting in person. In accordance with our security procedures, all persons attending the Annual Meeting will be required to present a form of government-issued photo identification. If you hold your shares in “street name,” you must also provide proof of ownership, such as a recent brokerage statement. If you are a holder of record and attend the Annual Meeting, you may vote by ballot in person even if you have previously returned your proxy card. If you hold your shares in “street name” and wish to vote in person, you must provide a “legal proxy” from your bank, broker or other nominee.

The Board has fixed the close of business on July 16, 2018 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Such stockholders are urged to submit the enclosed NEW proxy card, even if your shares were sold after such date. If your bank, broker or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your bank, broker or other nominee to vote your shares “FOR” each of the items listed on the enclosed NEW proxy card.

IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR PROXY BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED NEW PROXY CARD. Any proxy card previously received by the Company will be disregarded for purposes of determining the number of votes cast with respect to each proposal described in the Amended Proxy Statement. Even if you plan to attend the Annual Meeting, we recommend that you vote using the enclosed NEW proxy card prior to the Annual Meeting to ensure that your shares will be represented. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Amended Proxy Statement. Only stockholders of record as of the close of business on July 16, 2018 are entitled to receive notice of, and to attend and to vote at, the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE BOARD'S NOMINEES UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4 USING THE NEW ENCLOSED PROXY CARD.

By Order of the Board of Directors,

Ronald C. Provenzano
General Counsel & Corporate Secretary

The enclosed Notice, Amended Proxy Statement, NEW proxy card and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2017 are first being mailed to stockholders on or about August 1, 2018.

PROXY SUMMARY

As described in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2018 (the “Form 10-K/A"), the Company identified errors in certain of its historical financial statements during the course of its first quarter of 2018 financial reporting close process. As a result of the errors, the Company restated its historical financial statements for the years ended December 31, 2017 and 2016 and all interim periods therein and revised its historical statements for the year ended December 31, 2015 in the Form 10-K/A and postponed the Annual Meeting. Additionally, on July 28, 2018, the Board of Directors (the "Board") of the Company appointed two new independent directors to the Board, Lindsay Y. Corby, whose appointment is effective July 30, 2018, and Adam J. Gutstein, whose appointment will be effective October 1, 2018, subject to his election by stockholders at the Annual Meeting. In connection with the postponement of the Annual Meeting, which has been rescheduled for September 6, 2018, due to the expansion of the Company's slate to include Ms. Corby and Mr. Gutstein, we are hereby amending and restating our original proxy statement, which was previously filed with the SEC on April 18, 2018.

This summary highlights information contained elsewhere in this amended and restated proxy statement (the "Amended Proxy Statement"). This summary does not contain all of the information you should consider, and you should read the entire Amended Proxy Statement carefully before voting.

Annual Meeting Information

Date, Time and Location:	September 6, 2018 at 11:00 a.m. Central Time, at our corporate headquarters, 600 West Chicago Avenue Suite 850, Chicago, Illinois 60654
Record Date:	July 16, 2018

Items to be Voted on at the 2018 Annual Meeting of Stockholders

	Proposal	Board of Directors’ Recommendation
•
Elect ten members of the Board of Directors to serve until the 2019 annual meeting of stockholders or until their respective successors are elected and qualified, except with respect to Eric D. Belcher who will serve until the end of the 2018 fiscal year.
FOR
•	Approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.	FOR
•	Approve the amended and restated 2006 Stock Incentive Plan, including an increase in the share reserve of 1,035,000 shares	FOR
•	Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018.	FOR

Director Nominees

Name	Director Since	Independent	Other Public Boards(1)	Committee Memberships
				AC	CC	NCG
Eric D. Belcher (Chairman of the Board)(2)	2009	No	—
Jack M. Greenberg (Lead Independent Director)(2)	2005	Yes	2		M	M
Richard S. Stoddart (Chief Executive Officer)(2)	2018	No	1
Charles K. Bobrinskoy	2008	Yes	—	C, F	M
Lindsay Y. Corby	2018	Yes	—	M, F
David Fisher	2011	Yes	2	M	M
J. Patrick Gallagher, Jr.	2011	Yes	1		C	M
Adam J. Gutstein	(3)	Yes	—
Julie M. Howard	2012	Yes	2	M	M	M
Linda S. Wolf	2006	Yes	—	M	M	C

(1)	Other Public Boards reflects directorships as of date of this Amended Proxy Statement.

(2)
As previously disclosed, effective April 5, 2018, Mr. Belcher has transitioned from his position as President and Chief Executive Officer to the role of Chairman of the Board, and the Board has appointed Richard S. Stoddart as his successor. Upon Mr. Belcher’s transition to the Chairman of the Board role, Mr. Greenberg became Lead Independent Director. Subject to his re-election at the Annual Meeting, Mr. Belcher will serve as a member of the Board through December 31, 2018. In addition, subject to the re-election of each of Messrs. Belcher and Greenberg at the Annual Meeting, Mr. Belcher will no longer serve as the Chairman of the Board, Mr. Greenberg will return to that role and the Company will no longer have a Lead Independent Director. For additional information regarding the transition, please see the summary set forth below under the captions, “CEO Transition” and "Board Leadership Structure".

(3)	As previously disclosed, the Board appointed Mr. Gutstein as a director, effective October 1, 2018, subject to his election at the Annual Meeting.

AC	Audit Committee	C	Chair	NCG	Nominating and Corporate Governance Committee
CC	Compensation Committee	M	Member	F	Financial expert

Corporate Governance and Compensation Practices
Governance

		Location
•	All directors except the CEO and Chairman are independent	20	-	22
•	All directors are elected annually	20
•	Directors are elected by majority vote, with plurality standard for contested elections	5	&	20
•	No shareholder rights plan or poison pill	20
•	No cumulative voting	1
•	Proactive stockholder governance outreach	20	&	38
•	Published corporate governance guidelines summarizing key governance practices	23

Compensation

		Location
•	Pay for performance approach	28
•	Independent compensation committee and independent compensation consultant	21	&	29
•	Directors and officers subject to stock ownership guidelines and stock holding policy	29, 37-38	&	56
•	Policy against hedging/pledging	38
•	Officers subject to compensation clawback policy	38
•	Long-term focus and stockholder alignment through equity compensation	34-35
•	No problematic pay practices, such as excise tax gross-up provisions	29
•	No “single trigger” change in control severance arrangements	29

Amended Proxy Statement for the Annual Meeting of Stockholders of INNERWORKINGS, INC.

To Be Held on Thursday, September 6, 2018

600 West Chicago Avenue, Suite 850
Chicago, Illinois 60654

AMENDED PROXY STATEMENT

This amended and restated proxy statement (the “Amended Proxy Statement”), which amends and restates the original proxy statement dated April 18, 2018 (the “Original Proxy Statement”) of InnerWorkings, Inc., a Delaware corporation, and the enclosed NEW proxy card are being furnished by the Board of Directors in connection with the solicitation of proxies for our 2018 annual meeting of stockholders (including any postponements or adjournments thereof, the “Annual Meeting”). In this Amended Proxy Statement, we refer to InnerWorkings, Inc. as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” We are sending the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the Annual Meeting on your behalf. This Amended Proxy Statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only stockholders of record at the close of business on July 16, 2018, the record date, are entitled to vote at the meeting, with each share entitled to one vote. We have no other voting securities.

Annual Meeting Information

As described in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2018 (the “Form 10-K/A”), the Company identified errors in certain of its historical financial statements during the course of its first quarter of 2018 financial reporting close process. As a result of the errors, the Company has restated certain financial statements in the Form 10-K/A (the “Restatement”) and postponed the Annual Meeting.

Date and Location. In light of the Restatement, the Board has postponed the Annual Meeting to Thursday, September 6, 2018 at 11:00 a.m., Central Time, at our corporate headquarters at 600 West Chicago Avenue, Suite 850, Chicago, Illinois, 60654.

Admission. Only record or beneficial owners of the Company’s common stock or their duly authorized proxies may attend the Annual Meeting in person.

All persons attending the Annual Meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Voting Information

Record Date. The record date for the Annual Meeting has been changed to July 16, 2018. You may vote all shares of the Company’s common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each item to be voted on at the Annual Meeting. Cumulative voting is not permitted. On the record date, 52,171,438 shares of our common stock were outstanding.

Quorum. We need a majority of the shares of common stock outstanding on the record date, represented in person or by proxy, to hold the Annual Meeting. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of establishing a quorum. Broker non-votes will not be considered “present” for purposes of voting on non-discretionary items. In the absence of a quorum, the Annual Meeting may be adjourned either by the holders of a majority of the shares present in person or represented by proxy, and entitled to vote at the meeting.

Confidential Voting. Your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances, such as when you request or consent to disclosure.

Voting in Person or by Proxy for Shares Held of Record. You can vote by attending the Annual Meeting and voting in person, or you can vote by proxy. If you are the record holder of your shares, you can vote in the following ways:

1.
In Person - If you attend the Annual Meeting, you may deliver your completed NEW proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. You are encouraged to complete, sign and date the NEW proxy card and mail it in the enclosed postage-paid envelope regardless of whether or not you plan to attend the Annual Meeting.

2.	By Mail - You can vote by mail by signing, dating and mailing a NEW proxy card.

Submitting Voting Instructions for Shares Held Beneficially. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote and are also invited to attend the Annual Meeting with proper evidence of stock holdings, such as a recent brokerage account or bank statement. Street name stockholders should check the voting instruction cards used by their nominees for specific instructions on methods of voting. If you hold shares through a bank, broker or other nominee, follow the voting instructions you receive from that nominee. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. Brokers may vote your shares as described below.

•Non-discretionary Items. All items, other than the ratification of the appointment of the Company’s independent registered public accounting firm, are “non-discretionary” items. It is important that you submit your voting instructions if you want your shares to count for nondiscretionary items, such as the election of directors. Your shares will remain unvoted for such items if your broker does not receive instructions from you.
•Discretionary Item. The ratification of the appointment of the Company’s independent registered public accounting firm is a “discretionary” item. Brokers that do not receive instructions from beneficial owners may vote uninstructed shares in their discretion.

Proxy Card. The proxy card has been amended to reflect the addition of Ms. Corby and Mr. Gutstein as director nominees of the Company. Even if you previously submitted a proxy card, you must fill out and submit the enclosed NEW proxy card in order for your shares to be voted. The shares represented by any NEW proxy card which is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made thereon. Where a choice has been specified on the enclosed NEW proxy card with respect to the proposals, the shares represented by the enclosed NEW proxy card will be voted in accordance with the specifications. If you return a validly executed enclosed NEW proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of all of the director nominees of the Board set forth on the enclosed NEW proxy card (Proposal 1); “FOR” the approval, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal 2); “FOR” the approval of our amended and restated 2006 Stock Incentive Plan, including an increase in the share reserve of 1,035,000 shares (Proposal 3) and “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018 (Proposal 4).

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Amended Proxy Statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all enclosed NEW proxy cards received by the Board will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed NEW proxy card.

We urge you to fill out and submit the enclosed NEW proxy card today. Any proxy card previously received by the Company will be disregarded for purposes of determining the number of votes cast with respect to each proposal described in the Amended Proxy Statement.

Revoking Your Proxy. If you are a stockholder of record, you can revoke your proxy at any time before the Annual Meeting by (1) delivering a written revocation notice prior to the Annual Meeting to Ronald C. Provenzano, Corporate Secretary, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois, 60654; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) voting in person at the Annual Meeting. Attending the Annual Meeting does not revoke your proxy unless you vote in person at the meeting.

If your shares are held of record by a bank, broker or other nominee and you desire to vote at the Annual Meeting, you may change your vote by submitting new voting instructions to your nominee in accordance with such nominee’s procedures.

Votes Required to Elect Directors. The size of the Board is currently set at nine members. In order to be elected, director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors. In other words, a nominee for director must receive more votes “FOR” his or her election than votes “AGAINST” such nominee.

The enclosed NEW proxy card enables a stockholder to vote “FOR,” “AGAINST” or “ABSTAIN” from voting as to each director nominated by the Board. Abstentions and broker non-votes will not constitute votes cast on Proposal 1 and will accordingly have no effect on the outcome of the vote on Proposal 1.

If an incumbent nominee fails to receive the vote needed to be re-elected, Delaware law provides that such nominee would continue to serve on the Board as a “holdover director,” which means that such director would remain in office until a successor is elected and qualified or until such director’s earlier resignation or removal. Our Corporate Governance Guidelines require that prior to each annual stockholder meeting, the incumbent directors submit a resignation in writing to the Chairman of our Nominating and Corporate Governance Committee. The resignation will become effective if the director receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election. Following the stockholder vote, the Nominating and Corporate Governance Committee will promptly consider the resignation submitted by the director and will recommend to the Board whether to accept or reject the director’s resignation. The Board will act on the Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting.

Votes Required to Adopt Other Proposals. The approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal 2), the approval of our amended and restated 2006 Stock Incentive Plan (Proposal 3), and the ratification of Ernst & Young LLP’s appointment as independent registered public accounting firm (Proposal 4) require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4 USING THE NEW ENCLOSED NEW PROXY CARD.

“Abstaining” and “Broker Non-Votes.” You may “abstain” from voting for any nominee in the election of directors and on the other proposals. Shares “abstaining” from voting on any proposal will be counted as present at the Annual Meeting for purposes of establishing the presence of a quorum. Your abstention will have no effect on the election of directors and will have the effect of a vote against the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, against the approval of the amended and restated 2006 Stock Incentive Plan and against the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm.

If you are a beneficial owner holding your shares in “street name” and you do not provide voting instructions to your bank, broker or other nominee holding shares of our common stock for you, then your shares will not be voted with respect to any proposal for which the stockholder of record does not have “discretionary” authority to vote. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes (if any) will not be counted in tabulations of the votes cast at the Annual Meeting and will have no effect on the outcome of any of the proposals. There will be no broker non-votes with respect to the ratification of Ernst & Young LLP's appointment as independent registered public accounting firm, as it is a discretionary item.

Settlement with Engine Capital. On July 6, 2018, Engine Capital, L.P. and certain of its affiliates (“Engine”) caused to be delivered to the Company a notice of intent to nominate director candidates for election as directors of the Company at the Annual Meeting. On July 29, 2018, the Company and Engine entered into a settlement agreement pursuant to which Engine irrevocably withdrew its previously submitted nomination notice. The full text of the settlement agreement and a summary description thereof may be found in the Current Report on Form 8-K filed by the Company with the SEC on July 30, 2018.

Appraisal Rights. Stockholders do not have appraisal rights under Delaware law in connection with the matters to be voted on at the Annual Meeting.

Stockholder List. A list of our stockholders as of the close of business on July 16, 2018 will be available for inspection during business hours for 10 days prior to the Annual Meeting at our corporate headquarters located at 600 West Chicago Avenue, Suite 850, Chicago, Illinois, 60654.

Voting Results. We will disclose the preliminary voting results in a Current Report on Form 8-K, which we expect to file on or after September 6, 2018. You can obtain a copy of the Form 8-K by accessing our website at www.inwk.com or by visiting the SEC’s public reference room at 100 F Street, NE Washington, DC 20549, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this Amended Proxy Statement.

Other Matters. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitor Morrow Sodali LLC (“Morrow Sodali”) using the below contact information:

470 West Avenue
Stamford, Connecticut 06902
Stockholders call toll free: (800) 662-5200
Banks and Brokerage Firms, please call: (203) 658-9400
Email: INWK@morrowsodali.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 6, 2018: THIS AMENDED AND RESTATED PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 AND AMENDMENT NO. 1 THERETO ARE AVAILABLE FREE OF CHARGE ON OUR WEBSITE AT WWW.INWK.COM.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Nominees

The size of the Board is currently set at nine members. The Board resolved to expand the Board from seven to eight members in connection with Mr. Stoddart's appointment as Chief Executive Officer, President and Director, effective as of April 5, 2018 and from eight to nine directors in connection with Ms. Corby's appointment as an independent director, effective as of July 30, 2018. Additionally, the Board resolved to expand the Board from nine to ten members in connection with Mr. Gutstein's appointment as an independent director, effective October 1, 2018, subject to his election at the Annual Meeting. At the Annual Meeting, the stockholders will elect ten directors to serve until the 2019 annual meeting of stockholders or until their respective successors are elected and qualified, with the exception of Mr. Belcher, who will serve until the end of the fiscal year, at which time the size of the Board will be reduced to nine members. All of the nominees, with the exception of Mr. Gutstein, are currently directors. Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of stockholders.

If a quorum is present, the election of each director nominee requires the affirmative vote of a majority of the votes cast. In other words, a director nominee must receive more votes “FOR” his or her election than votes “AGAINST” such nominee. Abstentions and broker non-votes (if any) will not constitute votes cast on Proposal 1 and will accordingly have no effect on the outcome of the vote on Proposal 1. If an incumbent nominee fails to receive the vote needed to be re-elected, Delaware law provides that such nominee would continue to serve on the Board as a “holdover director,” which means that such director would remain in office until a successor is elected and qualified or until such director’s earlier resignation or removal. We have two independent director nominees standing for election for the first time. Ms. Corby is an incumbent director. As such, if Ms. Corby fails to receive the vote needed to be re-elected, Ms. Corby would continue to serve on the Board as a holdover director, albeit subject to our resignation policy described below. Mr. Gutstein, on the other hand, will not be an incumbent director immediately prior to the Annual Meeting. As such, if Mr. Gutstein fails to receive the vote needed to be elected, Mr. Gutstein would not become a member of the Board on October 1, 2018.

Our Corporate Governance Guidelines require that prior to each annual stockholder meeting, incumbent directors submit a contingent resignation in writing to the Chairman of the Nominating and Corporate Governance Committee to become effective only if the director receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election. Following the stockholder vote, the Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by its members. The Board will act on the Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation pursuant to our Corporate Governance Guidelines will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

All nominees of the Board have consented to serve as directors, if elected. If any such nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this Amended Proxy Statement, the Board has no reason to believe that any of the director nominees named herein will be unable or unwilling to serve as a director if elected.

The Company believes that its Board, as a whole, should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background, experience and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company’s business. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Company’s policy is to have at least a majority of our directors qualify as “independent directors” as defined in the rules of NASDAQ. Currently, seven of our nine directors are independent.

The Nominating and Corporate Governance Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in industries and growth segments that the Company serves, as well as key geographic markets where it operates. Each of the Board’s director nominees holds or has held senior positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development. Each of our director nominees also has experience serving on boards of directors and committees of other organizations.

The Nominating and Corporate Governance Committee also believes that each of the nominees has the experience, expertise, integrity, sound judgment and ability to engage management in a collaborative fashion to collectively comprise an effective Board. In addition, the Nominating and Corporate Governance Committee believes that each of the nominees are committed to devoting significant time and energy to service on the Board and its committees.

The Company’s Bylaws provide that the number of directors that shall constitute the Board shall not be less than three nor more than fifteen. The size of the Board is currently set at nine members.

The names of the director nominees, their ages as of July 16, 2018, their recent employment or principal occupation, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, and their period of service as an InnerWorkings director are set forth below.

Name	Age	Position
Eric D. Belcher (1)	49	Chairman of the Board
Jack M. Greenberg (1)(3)(4)	75	Lead Independent Director
Richard S. Stoddart (1)	55	Chief Executive Officer, President and Director
Charles K. Bobrinskoy(2)(3)	58	Director
Lindsay Y. Corby (2)	40	Director
David Fisher(2)(3)	49	Director
J. Patrick Gallagher, Jr.(3)(4)	66	Director
Adam J. Gutstein(5)	55	Director
Julie M. Howard(2)(3)(4)	55	Director
Linda S. Wolf(2)(3)(4)	70	Director

(1)
As previously disclosed, effective April 5, 2018, Mr. Belcher has transitioned from his position as President and Chief Executive Officer to the role of Chairman of the Board, and the Board has appointed Richard S. Stoddart as his successor. Upon Mr. Belcher’s transition to the Chairman of the Board role, Mr. Greenberg became Lead Independent Director. Subject to his re-election at the Annual Meeting, Mr. Belcher will serve as a member of the Board through December 31, 2018. In addition, subject to the re-election of each of Messrs. Belcher and Greenberg at the Annual Meeting, Mr. Belcher will no longer serve as the Chairman of the Board, Mr. Greenberg will return to that role and the Company will no longer have a Lead Independent Director. For additional information regarding the transition, please see the summary set forth below under the captions, “CEO Transition” and "Board Leadership Structure".

(2)	Current member of our Audit Committee, except Ms. Corby will join the Audit Committee immediately following the Company's filing of its Form 10-Q for the period ended March 31, 2018.

(3)	Current member of our Compensation Committee.

(4)	Current member of our Nominating and Corporate Governance Committee.

(5)	As previously disclosed, the Board appointed Mr. Gutstein as a director, effective October 1, 2018, subject to his election at the Annual Meeting.

DIRECTOR NOMINEES

Eric D. Belcher has served on our Board since January 2009 and has served as the Chairman of the Board since April 2018. From January 2009 until April 2018, Mr. Belcher served as our Chief Executive Officer and President. Prior to his appointment as Chief Executive Officer, Mr. Belcher served as our President since April 2008 and our Chief Operating Officer from December 2006 to December 2008. From May 2005 to December 2006, Mr. Belcher served as our Executive Vice President of Operations. Mr. Belcher served as Chief Operating Officer from March 2003 to June 2005 and as Chief Financial Officer from April 2001 to

March 2003 of MAN Roland Inc., a printing equipment manufacturer and distributor. From 1995 to 2000, he led project teams at Marakon Associates, an international management consulting firm. Mr. Belcher holds a bachelor’s degree from Bucknell University and a Master of Business Administration from the University of Chicago Booth School of Business. He currently serves on the Advisory Board for the Polsky Center for Entrepreneurship at Chicago Booth. As the prior Chief Executive Officer of the Company, Mr. Belcher brings to the Board an extensive understanding of InnerWorkings’ business through his thirteen years of service to the Company.

Jack M. Greenberg has served on our Board since October 2005 and has served as the Lead Independent Director since April 2018. Subject to his re-election at the Annual Meeting, he will return to the role of non-executive Chairman of the Board, a position that he held from June 2010 to April 2018. Greenberg retired as the Chairman of The Western Union Company in May 2017 and currently serves on the Board of IQVIA. He retired as Chairman and Chief Executive Officer of McDonald’s Corporation, a publicly traded global food service retailer, at the end of 2002. He had served as McDonald’s Chairman since May 1999, and as its Chief Executive Officer since August 1998. Mr. Greenberg served as McDonald’s President from August 1998 to May 1999, and as its Vice-Chairman from December 1991 to August 1998. He also served as Chairman from October 1996, and Chief Executive Officer, from July 1997, of McDonald’s USA until August 1998. Before joining McDonald’s, Mr. Greenberg was a Partner and Director of Tax Services for both the Midwest Region and Chicago office of Arthur Young & Company, and served on the firm’s management committee. He is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society, and the Chicago Bar Association. He also served as a Director of The Allstate Corporation and of Hasbro, Inc. until 2015 and as a Director of Manpower, Inc. until 2014. Mr. Greenberg’s civic involvement includes service as the Chairman of the Metropolitan Pier & Exposition Authority (MPEA), the public agency which owns McCormick Place and Navy Pier, and service on the board of Choose Chicago, DePaul University, where he previously served as Chairman, the Institute of International Education, the Field Museum, and Navy Pier, Inc. Mr. Greenberg is a graduate of DePaul University’s School of Commerce and School of Law. Mr. Greenberg’s various leadership positions, including Chief Executive Officer of a major global corporation, brings to the Board extensive management experience and economics expertise and strengthens the Board’s global perspective. In addition to Mr. Greenberg’s significant public company experience, he is a certified public accountant and an attorney, which provides additional value and perspective to the Board.

Richard S. Stoddart has served on our Board and as our Chief Executive Officer and President since April 2018. Prior to his appointment as Chief Executive Officer, from February 2016 through April 2018, Mr. Stoddart served as Global President and the Chief Executive Officer of Leo Burnett Worldwide, a global advertising agency. He previously served as Chief Executive Officer of Leo Burnett North America from 2013 to 2016 and as President of Leo Burnett North America from 2005 to 2013. From 2001 to 2005, he was Manager of Marketing Communications of Ford Motor Company (NYSE). He currently serves on the Board of Directors of Hasbro, Inc. (NASDAQ) and is a member of its Audit and Finance Committees. Mr. Stoddart also serves as a member of the Board of Directors of Carbon Media Group, LLC, the largest outdoor sports digital media company. Mr. Stoddart holds a Bachelor of Arts from Dartmouth College. As Chief Executive Officer of the Company, Mr. Stoddart brings to the Board the critical link to management’s perspective in Board discussions regarding the business and strategic direction of the Company.

Charles K. Bobrinskoy has served on our Board since August 2008. Mr. Bobrinskoy is currently Vice Chairman, Head of Investment Group at Ariel Investments, a global financial institution. Additionally, he is a Portfolio Manager of Ariel Focus Fund, a concentrated portfolio investing in mid-to-large cap companies. Prior to Ariel, Mr. Bobrinskoy spent 21 years as an investment banker at Salomon Brothers, a global financial institution, and its successor company, Citigroup, a global financial institution, where he held many leadership positions, most recently Managing Director and Head of North American Investment Banking Branch Offices. In addition to his work at Ariel, Mr. Bobrinskoy serves on the boards of the Museum of Science and Industry, La Rabida Children’s Foundation, Big Shoulders Fund, Abraham Lincoln Presidential Library Foundation, Chicago Club, and Lakeshore Athletic Club. He is also a member of the Executive Committee of the Commercial Club of Chicago. He is a member of the Economic Club of Chicago and is a Henry Crown Fellow of the Aspen Institute. He holds a bachelor’s degree from Duke University and a Master of Business Administration from the University of Chicago Booth School of Business. Mr. Bobrinskoy’s extensive financial knowledge obtained through his various leadership positions within global financial institutions brings valuable perspectives to the Company in connection with its financial strategies and reporting, particularly in his role as Chairman and financial expert of the Board’s Audit Committee.

Lindsay Corby has served on our Board since July 2018. Ms. Corby is currently Executive Vice President and Chief Financial Officer of Byline Bank (NYSE: BY), a role she has held since July 2015. Ms. Corby joined Byline in June 2013, serving as Chief Administrative Officer until July 2015. From February 2011 to June 2013, Ms. Corby served as a Principal at BXM Holdings, Inc., an investment fund specializing in community bank investments. Prior to joining BXM Holdings, Ms. Corby was a Vice President of Keefe, Bruyette & Woods, Inc., an investment bank. From 2012 to 2016, Ms. Corby also served as a Director on the Board of QCR Holdings, Inc., a public bank holding company. Ms. Corby holds a master’s degree in accounting and a bachelor’s degree in accounting and Spanish from Southern Methodist University. She is also a Registered Certified Public Accountant. Ms.

Corby’s financial acumen and experience as a chief financial officer and her service on the board of a public company provides the Board and Audit Committee with valuable knowledge and insight on financial strategies, reporting, and controls.

David Fisher has served on our Board since November 2011. Mr. Fisher is currently Chairman and Chief Executive Officer of Enova International, Inc., a global consumer lending company. He has served as Enova’s Chief Executive Officer since January 2013. From September 2011 through February 2012, Mr. Fisher served as both President of optionsXpress online brokerage, which was acquired by The Charles Schwab Corporation, a leading provider of financial services, in September 2011, and as Senior Vice President of Derivatives at The Charles Schwab Corporation. From 2007 until the acquisition, Mr. Fisher served as Chief Executive Officer and a member of the optionsXpress Board of Directors. Mr. Fisher is a member of the Board of Directors of GrubHub, Inc. and serves as chairman of its audit committee and a member of its compensation committee. From January 2008 through October 2011, Mr. Fisher served as a member of the Board of Directors of CBOE Holdings, Inc. From 2001 through 2004, Mr. Fisher served as Chief Financial Officer at Potbelly Sandwich Works. Mr. Fisher also served as Chief Financial Officer of RBC Mortgage from 2000 through 2001 and of Prism Financial from December 1998 through January 2001. Mr. Fisher is also a member of the Board of Trustees for the Museum of Science and Industry. Mr. Fisher received his bachelor’s degree in Finance from the University of Illinois at Champaign and his Juris Doctor from Northwestern University School of Law. Mr. Fisher’s experience as Chief Executive Officer of a public company and his previous years of service as the Chief Financial Officer of several organizations provides valuable financial knowledge and valuable insight on reporting to the Board as well as to the Company’s Audit Committee on which he serves.

J. Patrick Gallagher, Jr. has served on our Board since August 2011. Mr. Gallagher is currently Chairman, President and Chief Executive Officer of Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm. He began his career with Gallagher in 1974. In addition to his corporate responsibilities, Mr. Gallagher serves on the boards of the American Institute for Chartered Property Casualty Underwriters and the International Insurance Foundation. He also serves on the Advisory Council for Boys Hope/Girls Hope and the Board of Advisors for Catholic Charities. He is a member of the Economic Club of Chicago, the Executive Club of Chicago and the Commercial Club of Chicago. Mr. Gallagher holds a Bachelor of Arts in Government from Cornell University. Mr. Gallagher’s 19 years as the Chief Executive Officer of a publicly-listed services business provides valuable insight and perspective to the Company.

Adam J. Gutstein has been appointed to serve on our Board, effective October 1, 2018, subject to his election at the Annual Meeting. Mr. Gutstein is currently Vice Chairman at PricewaterhouseCoopers US (“PwC”), a professional services firm and network. He has served as Vice Chairman of PwC since June 2012 and has led PwC’s Eastern Region since June 2016. He joined PwC in 2010 and became a member of the US Advisory Leadership Group where he held various roles, including leading the integration of Diamond Management & Technology Consultants and other large transactions, leading the firms’ Management Consulting practice, and serving as a Director of PwC Hispanic America Advisory. Mr. Gutstein will retire from PwC prior to October 1, 2018. From April 2006 to November 2010, Mr. Gutstein served as the President and Chief Executive Officer of Diamond Management & Technology Consultants, Inc., and a member of the board of directors of Diamond, and from March 1994 to March 2006, he served as Vice President and Partner of that company. At times during his tenure as CEO and a board member of Diamond, Mr. Gutstein served on the boards of two other public companies, HealthAxis and InnerWorkings. Before joining Diamond as a founding partner in 1994, Mr. Gutstein was an officer of Technology Solutions Company, and he began his career at Andersen Consulting. Mr. Gutstein holds a bachelor’s degree in economics from Haverford College. Mr. Gutstein’s experience at PwC and Diamond leading global teams to deliver client and shareholder value through growth strategies, improving operations, and capitalizing on technology provides valuable knowledge and operational strategy insight to the Company.

Julie M. Howard has served on our Board since October 2012. Ms. Howard is currently Chairman and Chief Executive Officer of Navigant Consulting, Inc. Prior to becoming Chief Executive Officer of Navigant Consulting in March 2012, Ms. Howard served as President beginning in 2006 and Chief Operating Officer beginning in 2003. Ms. Howard serves on the Board of Directors of ManpowerGroup Inc., including its Nominating and Governance Committee. Ms. Howard also serves as a member of the Medical Center Board for Lurie Children's Hospital. Ms. Howard formerly served on the Board of Directors for Kemper Corporation, including service on its Audit, Compensation and Nominating and Governance Committees, the Board of Directors for the Association of Management Consulting Firms, the Dean's Advisory Board of the Business School at the University of Wisconsin-Madison, and the Board of Governors for the Metropolitan Planning Council of Chicago. Ms. Howard is a founding member and serves on the board of the Women’s Leadership and Mentoring Alliance. Ms. Howard holds a Bachelor of Science in Finance from the University of Wisconsin. She has also participated in Harvard Business School Executive Education programs and completed the Corporate Governance program at Stanford University. Ms. Howard’s business experience and involvement with strategic and operational programs, development of growth and profitability initiatives and regular interaction with a wide range of corporate constituents contributes unique perspectives and skill sets to the Board in its oversight of the Company’s business and its respective strategic initiatives.

Linda S. Wolf has served on our Board since November 2006. Ms. Wolf retired as Chairman and Chief Executive Officer of Leo Burnett Worldwide, a global advertising agency, in April 2005. She had served as Leo Burnett Worldwide’s Chairman and Chief Executive Officer since January 2001 and as President of Leo Burnett USA from July 1996 to December 2000. From March 1992 to June 1996, she was an Executive Vice President responsible for Business Development at Leo Burnett USA. Ms. Wolf joined the Board of Directors of Wal-Mart Stores Inc. in 2005 and served on the Board until June 2017. Ms. Wolf joined the Board of Wrapports LLC in 2012. She is a trustee for investment funds advised by the Janus Capital Group Inc. She is also a director of Lurie Children’s Hospital, The Chicago Council on Global Affairs, the Chicago Community Trust and the Rehabilitation Institute of Chicago. Ms. Wolf holds a bachelor’s degree from Ohio Wesleyan University. As a former senior executive of a global advertising agency, Ms. Wolf brings to the Board extensive senior executive and global leadership experience, including business development, marketing, operations and strategic planning. Ms. Wolf also strengthens the Board’s global perspective and governance expertise.

Required Vote

A nominee for director must receive more votes “FOR” his or her election than votes “AGAINST” such nominee as described above. Abstentions and broker non-votes will not constitute votes cast on Proposal 1 and will accordingly have no effect on the outcome of the vote on Proposal 1.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Proposal 2: Advisory Approval of Named Executive Officer Compensation

Under Section 14A of the Securities Exchange Act of 1934, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company is providing a stockholder advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in our Compensation Discussion and Analysis, related compensation tables, and other related material under the compensation disclosure rules of the Securities and Exchange Commission, as set forth in this Amended Proxy Statement. As most recently approved by stockholders at our 2017 annual meeting and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. Holders of approximately 98% of our shares present and entitled to vote at our 2017 annual meeting approved the compensation of our named executive officers.

The Company maintains executive compensation and governance best practices and a long-term, pay-for-performance approach, as described more fully in the Compensation Discussion and Analysis section of this Amended Proxy Statement. These practices include eliminating all “single trigger” or “modified single trigger” change in control severance benefits, the Compensation Committee’s retention of an independent compensation consultant, stock ownership guidelines for our executive officers and directors, no excise tax gross-up provisions, and prohibition of hedging transactions and pledging of our stock by our executive officers and directors.

This vote will not be binding on or overrule any decisions by our Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of our stockholders to make proposals related to executive compensation for inclusion in proxy materials. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Our Board of Directors has determined to ask our stockholders to vote on the Company’s executive pay programs and policies through the following resolution:

“RESOLVED, that the stockholders approve the Company’s compensation of its named executive officers as disclosed in this Amended Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables, and related material).”

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal is required to approve this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes if any will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS AMENDED PROXY STATEMENT.

Proposal 3: Approval of the Amended and Restated 2006 Stock Incentive Plan

A proposal will be presented at the Annual Meeting to approve the amended and restated InnerWorkings, Inc. 2006 Stock Incentive Plan, which we refer to as the Plan. The Plan was originally adopted by the Board of Directors effective July 31, 2006 and was amended and restated on June 19, 2008, June 18, 2009, June 16, 2011, June 21, 2012, June 13, 2014 and June 6, 2016. On April 18, 2018, the Compensation Committee of the Board (which we refer to in this proposal as the Committee) approved the further amendment and restatement of the Plan, subject to stockholder approval. The Plan, as proposed to be amended and restated effective September 6, 2018, (i) increases the maximum number of shares of common stock that may be issued under the Plan by 1,035,000 shares, from 10,750,000 (a majority of which have been previously granted as set forth in our Equity Compensation Plan Information table on page 17 to, plus any shares that are or become available for grant under our prior unit option plans (a majority of which have been previously granted as set forth in our Equity Compensation Plan Information table on page 17) to 11,785,000, (ii) extends the term of the Plan to April 18, 2028; and (iii) implements certain other minor clarifying and technical changes to the Plan.

Share Usage and Burn Rate

The Plan is an integral component of the Company’s executive compensation program, which enhances and implements our “pay for performance” philosophy in order to continue to attract, retain, and appropriately motivate the Company’s key employees who drive long-term value creation. In determining to approve the amended and restated Plan, the Committee took into consideration the Company’s effective management of share usage under the Plan to avoid excessive stockholder dilution. Our burn rates for the fiscal years 2015, 2016 and 2017 were 4.45%, 3.82%, and 2.65%, respectively, which represents a three-year average burn rate of 3.63%. These burn rates were calculated using an assumption that each full value award is equivalent to an award of two stock options. Our unadjusted burn rates for the fiscal years 2015, 2016 and 2017 were 3.15%, 2.79%, and 2.03%, respectively, which represents a three-year unadjusted average burn rate of 2.65%. In addition, our potential equity dilution is approximately 15.4% on a fully diluted basis (determined based on the number of shares subject to outstanding awards that are unvested or unexercised and shares remaining available under our plans for future awards as of March 31, 2018, including the additional 1,035,000 shares of our common stock that we are requesting under the amendment and restatement of the Plan, relative to our fully diluted issued and outstanding shares of common stock as of the record date). Based on our historically judicious use of available shares under the Plan and the fact that continuing to offer equity-based awards is important to our ability to continue to attract, retain and motivate talented executive officers and employees, the Committee has determined that the increase in the number of shares reserved for issuance under the Plan is reasonable and appropriate.

A summary of the material provisions of the Plan, as amended and restated, is set forth below. This summary is qualified in its entirety by reference to the provisions of the Plan, which is attached as Appendix B. Unless otherwise indicated, terms used in this summary shall have the meanings set forth in the Plan.

Description of the Plan

Purpose of the Plan. The Plan was established by the Company to (i) promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance; and (ii) provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its business is largely dependent.

The Plan permits the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock awards and forms of incentive compensation to all participants in the Plan. Any option granted under the Plan may be either an incentive stock option, which we refer to as an ISO, or a non-qualified stock option, which we refer to as an NQSO.

Eligibility and Limits on Awards. Any employee, consultant or director of the Company or an affiliate is eligible to receive awards under the Plan. As of December 31, 2017, the Company and its affiliates had approximately 2,000 employees and independent contractors and six non-employee directors. The specific employees, consultants and directors who will be granted awards under the Plan and the type and amount of any such awards will be determined by the Committee or such person or persons to whom the Committee has delegated this authority under the Plan.

The Plan limits the awards that may be granted to participants. The maximum number of shares of common stock that may be delivered to participants and their beneficiaries with respect to ISOs under the Plan is 1,000,000 shares. The aggregate awards that may be granted to any one participant during any one calendar year shall not exceed: (i) 1,000,000 shares subject to options or stock appreciation rights; (ii) 500,000 shares subject to restricted stock, restricted stock units, performance shares, or any other awards (other than options and stock appreciation rights), which are determined by reference to the value of shares or appreciation in value thereof, to the extent that such awards are intended to be performance-based for purposes of Section 162(m) of the Code; and (iii) $5,000,000 with respect to any cash-based awards, to the extent that such awards are intended to be performance-based for purposes of Section 162(m) of the Code. Notwithstanding the foregoing, the maximum number of shares that may be granted in a calendar year to any one participant who is a non-employee director under all types of awards available under the Plan, when taken together with any cash fees paid to such non-employee director with respect to his or her service as a director in such calendar year, will not exceed $400,000 in total value (calculating the value of any such awards based on the fair market value at the time of grant for financial reporting purposes). No performance shares or other performance-based award may be granted to a participant who is a non-employee director.

Shares Reserved for Awards. Subject to the stockholders’ approval of this amendment and restatement, the maximum number of shares of our common stock that may be delivered to participants and their beneficiaries under the Plan is 11,785,000 (plus any shares that are or become available for grant under our prior unit plan), which includes the 1,035,000 shares added pursuant to the proposed amendment and restatement and would leave approximately 2,983,149 shares available for grants under the Plan on and after July 16, 2018 (consisting of 1,948,149 shares available for issuance as of July 16, 2018, plus the 1,035,000 proposed additional shares). The closing price of the Company’s common stock on the NASDAQ Global Market on July 16, 2018 was $8.71 per share.

The table below quantifies, as of December 31, 2017 and July 16, 2018, without taking into account the proposed amendment, the number of stock option awards outstanding under the Plan, unvested restricted stock awards (with full voting rights) outstanding under the Plan, and shares available for issuance pursuant to future awards under the Plan. If approved, the amendment and restatement of the Plan would increase the available share pool by 1,035,000.

	December 31, 2017			July 16, 2018
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life
Shares currently available for grant under the 2006 Stock Incentive Plan	1,838	—	—	1,948	—	—
Shares subject to outstanding stock option rights under the 2006 Stock Incentive Plan	4,434	$8.57	5.70	4,311	$8.31	5.68
Shares subject to outstanding, unvested restricted stock award rights under the 2006 Stock Incentive Plan	772	—	8.48	487	—	8.37

To the extent any shares of our common stock covered by an award are not delivered because the award is forfeited, canceled, or otherwise terminated, such shares shall not be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the Plan. The Plan provides that, to the extent (i) shares are not delivered by reason of their being withheld to cover taxes or the exercise price of any award of stock options or stock appreciation rights (“SARs”), such shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any share-settled SARs are exercised, the aggregate number of shares subject to such SARs shall be deemed issued under the Plan and shall not be available for issuance under the Plan. Shares tendered to exercise outstanding stock options or other awards or to cover applicable taxes on awards of stock options and SARs shall not be available for issuance under the Plan, but shares tendered to cover applicable taxes on awards other than options and SARs shall be available for issuance under the Plan.

In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, or share combination), the Committee shall adjust awards in any manner determined by the Committee to be an appropriate and equitable means to prevent dilution or enlargement of rights.

Administration. The authority to control and manage the operation and administration of the Plan is vested in the Committee. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board in its discretion may determine that the Plan will be administered by another committee appointed by the Board whose composition satisfies the “nonemployee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934, the “independent director” requirements of NASDAQ and the “outside director” provisions of Section 162(m) of the Code or any successor regulations or provisions, to the extent applicable.

The Committee has the authority and discretion to select employees, directors and consultants to participate in the Plan, determine the sizes and types of awards, determine the terms and conditions of awards in a manner consistent with the Plan, construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend or waive rules and regulations for the Plan’s administration, amend the terms and conditions of any outstanding award to the extent they are within the discretion of the Committee as provided in the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate some or all of its authority under the Plan to any person or persons selected by it.

Stock Options. The Plan permits the granting of stock options. The grant of an option entitles the participant to purchase shares of our common stock at an exercise price established by the Committee. Any option granted under the Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee.

The full exercise price for shares of our common stock purchased upon the exercise of any option shall be paid at the time of such exercise: (a) in cash; (b) by tendering previously acquired shares (provided that the shares that are tendered must have been held by the participant for at least six months prior to the payment date) duly endorsed for transfer to the Company or shares issuable to the participant upon exercise of the option; (c) by a combination of the above-mentioned payment methods; or (d) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law (including through broker-assisted cashless exercises).

Except for either adjustments in connection with a corporate transaction for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding option may not be decreased after the date of grant. This prohibition on repricing without stockholder approval also applies to canceling an option and issuing an option with a lower exercise price, or canceling an underwater option and issuing a substitute award.

Stock Appreciation Rights. The Plan permits the granting of SARs. The exercise price of a SAR is determined by the Committee, but must be equal to or greater than the fair market value of a share of our common stock on the date of grant. The term of a SAR may not exceed ten years. A SAR may be exercised upon the terms and conditions imposed by the Committee. Upon exercise of a SAR, a participant will receive payment equal to the number of SARs exercised multiplied by the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price. Payment of a SAR may be made in cash, shares of our common stock, or a combination of cash and shares, as determined by the Committee.

Except in certain recapitalization events, a SAR award may not be modified to specify a lower exercise price without the approval of our stockholders. This prohibition on repricing without stockholder approval also applies to canceling a SAR and issuing a SAR with a lower exercise price or canceling an underwater SAR and issuing a substitute award. The Plan does not permit grants of dividend equivalent rights with respect to SARs.

Restricted Stock and Restricted Stock Units. The Plan permits the granting of restricted stock and restricted stock units. The grant of a share of restricted stock entitles the participant to receive a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives. The grant of a restricted stock unit entitles the participant to receive a payment of a share of our common stock, which vests upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives.

Grants of restricted stock and restricted stock units become vested in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. Selected participants may elect (or be required, as to bonuses) to defer a portion of their salary and/or bonus in exchange for restricted stock units. Each participant who elects to make a deferral will be credited under the Plan with a number of restricted stock units equal to no less than the amount of the deferral divided by the fair market value of a share of our common stock on the date of the grant of the restricted stock units.

Participants holding shares of restricted stock during the restriction period may exercise full voting rights with respect to those shares, unless otherwise determined by the Committee. In addition, during the restriction period a participant will receive regular cash dividends that are paid with respect to underlying shares of restricted stock, unless otherwise determined by the Committee. If the award agreement governing the restricted stock units permits it, during the restriction period a participant may receive regular cash dividend equivalents paid with respect to restricted stock units.

Performance Shares. The Plan permits the granting of performance shares. Each performance share must have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number of performance shares payable in cash, shares or a combination of cash and shares, as applicable.

Other Stock Awards. Subject to the terms of the Plan, other stock awards may be granted to participants in such amounts and upon such terms, and at any time from time to time, as the Committee determines.

Transfers. Except as designated by the participant by will or by the laws of descent and distribution, awards under the Plan are not transferable. However, subject to the conditions of the Plan and the applicable award agreement and any such additional conditions as the Committee may impose, a participant may transfer NQSOs as a gift to certain trusts maintained solely for the benefit of the participant’s spouse or children or designate the trusts to which the Company may issue NQSOs. A participant may not transfer NQSOs to a third-party financial institution.

Change in Control. In the event of a change in control (defined in the Plan attached hereto as Appendix B), if a participant terminates employment or service due to the participant’s death, disability, termination by the participant for good reason (as defined in the Plan), or termination by the Company without cause (as defined in the Plan), in each case, which occurs upon or within 24 months after a change of control, all awards with time-based vesting conditions or restrictions shall become fully vested (and options or SARs exercisable) at the time of such termination; and (ii) all performance shares and other awards with respect to which the vesting or amount is based on the satisfaction or achievement of performance objectives or performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (i) the actual performance achieved or (ii) the target level of performance applicable to the award.

In the event of a change in control in which the Company is the surviving entity and any adjustments necessary to preserve the value of the participants’ outstanding awards have been made, or the Company’s successor at the time of the change in control irrevocably assumes the Company’s obligations under the Plan or replaces each participant’s outstanding award with an award of equal or greater value and having terms and conditions no less favorable to the participant than those applicable to the participant’s award immediately prior to the change in control, there will be no accelerated vesting of participants’ awards on account of the change in control unless a participant terminates employment or service due to the participant’s death, disability, termination by the participant for good reason, or termination by the Company without cause.

In the event of a change in control, unless the Company is the surviving entity and any adjustments necessary to preserve the value of participants’ outstanding awards have been made, or the Company’s successor at the time of the change in control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding award with an award of equal or greater value and having terms and conditions no less favorable to the participant than those applicable to the participant’s award immediately prior to the change in control: (i) all awards with time-based vesting conditions or restrictions shall become fully vested (and options or SARs exercisable) at the time of such change in control; and (ii) all performance shares and other awards with respect to which the vesting or amount is based on the satisfaction or achievement of performance objectives or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (a) the actual performance achieved or (b) the target level of performance applicable to the award.

Vesting of Awards. Awards granted under the Plan shall vest no earlier than the first anniversary of the date the award is granted and no award may provide for partial or graduated vesting beginning before the first anniversary of the date it is granted; provided that, awards that result in the issuance of an aggregate of up to 5% of the shares available under the Plan may be granted to any one or more participants without respect to these minimum vesting period requirements.

Clawback Policy. Notwithstanding any provision in the Plan or in any award agreement to the contrary, all awards granted or paid under the Plan will be subject to recoupment by the Company pursuant to the Company’s Clawback Policy.

Employment Agreements. To the extent a participant’s employment, consulting, severance, change in control, or other written agreement between the participant and the Company provides vesting terms with respect to an award that are more favorable to the participant than those set forth in the Plan or an award agreement, the vesting terms in such employment agreement shall control, but within the limits of the minimum vesting requirement noted above.

Federal Income Tax Consequences

Nonqualified Stock Options. Under the current tax rules, NQSOs granted under the Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options. Under the current tax rules, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is generally an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of our common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights. Under the current tax rules, a participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate exercise price and the fair market value, as of the date the SAR is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

Restricted Stock and Restricted Stock Units. The Company is required to withhold taxes to comply with federal and state laws applicable to the value of shares of restricted stock when they vest. Upon the lapse of the applicable restrictions, the value of the restricted stock generally will be taxable to the participant as ordinary income and deductible by the Company. Restricted stock units generally are subject to tax at the time of payment and the Company will generally have a corresponding deduction when the participant recognizes income.

Performance Shares. Performance shares generally are subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.

Section 409A. To the extent that Section 409A of the Code is applicable, we intend to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. The Committee may permit or require a participant to defer receipt of cash or shares of common stock that would otherwise be due to the participant under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of Code) in accordance with the terms of the Plan.

The deferral of an award under the Plan or compensation otherwise payable to the participant will be set forth in the terms of the award agreement or as elected by the participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the Plan if the Committee determines that a distribution would (i) violate applicable law; or (ii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, a distribution will be made at the earliest date at which the Committee determines such distribution would not trigger clause (i) or (ii) above. All awards under the Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

Withholding. The Company has the right to deduct or withhold, or require the participant to remit to the Company, the amount the Company determines is necessary to satisfy federal, state and local taxes, domestic or foreign, required by applicable law or regulation to be withheld with respect to any taxable event arising under the Plan. The Company may withhold shares of our common stock to satisfy the withholding tax required upon a taxable event arising under the Plan (or another amount, if determined by the Committee not to result in adverse accounting consequences), but the participant may elect, subject to the approval of the Committee, to deliver to the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the shares of our common stock otherwise distributable to the participant.

Tax Advice. The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information

The Plan was originally effective on July 31, 2006. The amendment and restatement of the Plan will be effective September 6, 2018, subject to stockholder approval, and, subject to the right of the Committee to amend or terminate the Plan, will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after April 18, 2028.

The Committee may, at any time, amend, suspend or terminate the Plan, and the Committee may amend any award agreement; provided that no amendment may, in the absence of written consent to the change by the affected participant, materially alter or impair any rights or obligations under an award already granted under the Plan.

New Plan Benefits and Other Matters

The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the Plan. Other than certain awards of restricted stock, stock options, and performance shares granted subject to our stockholders’ approval of this amendment and restatement, it is not possible to determine the amount of the awards that will be received by any director, officer, consultant or employee of the Company under the Plan if the amendment and restatement of the Plan is approved. The approximate dollar value of equity awards that we expect to grant following our stockholders’ approval of this amendment and restatement is set forth below.

Name or Group	Total Dollar Value (1)
Richard S. Stoddart	$1,500,000
Charles D. Hodgkins III	153,750
Ronald C. Provenzano	500,000
Robert L. Burkart	128,125
All executive officers as a group	2,281,875
All directors as a group (excluding CEO)	1,175,000
All non-executive employees as a group (2)	4,500,000

(1)
For all grant recipients who are executive officers, amounts reflect the total grant value approved by the Committee, which will be awarded 40% in the form of performance shares, 30% in the form of stock options, and 30% in the form of restricted stock. For the non-employee directors, amounts are equal to the total value of all restricted stock awards that will be issued to our non-employee directors for 2018. For the non-executive employees, amounts reflect the total grant value approved by the Committee, which will be awarded in the form of performance shares, stock options, restricted stock, or a combination thereof. The number of shares of restricted stock and stock options granted will depend on the value of a share of stock on the grant date.

(2)
The total dollar value of equity awards to be granted to all non-executive employees as a group, subject to approval of the Plan’s amendment and restatement, is an estimate; the actual total dollar value of equity awards may differ from the amount disclosed.

Equity Compensation Plan Information

The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2017 (in thousands, except per share amount). It supersedes the similar table included in Item 12 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2017 and is specifically incorporated by reference therein.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)		Weighted Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	4,562	(2)	8.57	(3)	1,710	(4)
Equity compensation plans not approved by security holders (5)	—		—		—
Total	4,562		8.57		1,710

(1) Includes our 2004 Unit Option Plan, which was merged with our 2006 Stock Incentive Plan.
(2) The number of securities to be issued upon the exercise of outstanding options includes 128 shares issuable upon the vesting of performance shares outstanding as of December 31, 2017, assuming performance goals are achieved at target performance. These awards are not reflected in column (b) as they do not have an exercise price.
(3) Represents the weighted average exercise price of options to purchase shares. This weighted average does not take into account shares that may be issued upon vesting of other forms of equity.
(4) Includes shares remaining available for future issuance under our 2006 Stock Incentive Plan.
(5) There are no equity compensation plans in place not approved by our stockholders.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal is required to approve this proposal to amend and restate our 2006 Stock Incentive Plan. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2006 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. In the event that ratification of this selection is not approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company represented at the Annual Meeting in person or by proxy and entitled to vote on the item, the Audit Committee and the Board of Directors will review the Audit Committee’s future selection of an independent registered public accounting firm.

Representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. Abstentions will have the same effect as votes against this proposal. There will be no broker non-votes for this proposal because this is a discretionary item.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Summary of Corporate Governance Practices

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the Corporate Governance Guidelines contained on our website at www.inwk.com on the “Investor” page under the link “Corporate Governance.” In addition, we engage in shareholder outreach activities, which have informed our Board’s decisions concerning governance and related practices, as described below.

•	Our directors are elected annually by majority vote for one-year terms.

•	A nominee for director must receive more votes “FOR” his or her election than votes “AGAINST” such director.

•	We currently separate the roles of Chairman of the Board and Chief Executive Officer.

•	Our Board and its committees have an advisory role in risk oversight for the Company.

•	Eight of our ten director nominees are independent.

•
Each of our key Board committees (Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) is comprised entirely of independent directors and operates under a written charter.

•	We do not currently have in place, nor have we ever had, a shareholder rights plan, commonly known as a “poison pill.”

Board Leadership Structure
At this time, Eric D. Belcher, our former Chief Executive Officer, serves as Chairman of the Board and Jack M. Greenberg serves as our Lead Independent Director. As previously disclosed, effective April 5, 2018, Mr. Belcher transitioned from his position as President and Chief Executive Officer to the role of Chairman of the Board, and the Board appointed Richard S. Stoddart as his successor (the “CEO Transition”). In light of how well the CEO Transition process has gone, we believe we are now well positioned to return to a governance framework under Mr. Greenberg’s strong leadership. Therefore, subject to the re-election of each of Messrs. Belcher and Greenberg at the Annual Meeting, Mr. Greenberg will return to his role as Chairman of the Board of Directors, a role he previously held from June 2010 to April 2018. Mr. Belcher will continue to serve on the Board through December 31, 2018.
We believe that such Board leadership structure for the Company is appropriate in light of the differences between the roles of Chairman of the Board and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, whereas the Chairman of the Board provides guidance to the Chief Executive Officer, is responsible for chairing Board meetings, including executive sessions with Board members, and advising on agenda topics and corporate governance matters. For the majority of our existence, we have had this leadership structure; however, the Board recognizes that other leadership structures could be appropriate depending on the circumstances and, therefore, regularly re-evaluates this structure.

Board of Directors Role in Risk Oversight

Our Board and its committees have an advisory role in risk oversight for the Company. Company management maintains primary responsibility for the risk management of the Company, however, the Audit Committee and the Board review a risk assessment of the Company on a regular basis. While it is not possible to identify and mitigate all potential risks, the Board relies on the representations of management, the external audit of the financial information, the Company’s systems of internal controls and the historically conservative practices of the Company to provide comfort on the Company’s ability to manage its risks. Management’s discussion of current risk factors is set forth in its Form 10-K/A.

Meetings and Committees of the Board of Directors

During 2017, the Board held five meetings. During 2017, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period in which he or she was a director and the total number of meetings held by all of the committees of the Board on which he or she served. The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The Audit, Compensation and Nominating and Corporate Governance Committees were formally established in August 2006 in connection with the Company’s initial public offering and operate under written charters adopted by the Board. The Executive Committee was established in April 2010.

Audit Committee. Charles K. Bobrinskoy, David Fisher, Julie M. Howard and Linda S. Wolf serve on the Audit Committee, and Lindsay Y. Corby will join the Audit Committee effective immediately after the filing of the Company's first quarter 2018 Form 10-Q. Mr. Bobrinskoy serves as the chairman of our Audit Committee and, subject to his re-election to serve an additional one-year term, the Board has elected Mr. Bobrinskoy to continue as chairman of the Audit Committee. The Audit Committee is composed of independent non-employee directors and is responsible for, among other things, supervising internal audit and reviewing internal financial controls and accounting principles to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. Each member of the Audit Committee is financially literate and Charles K. Bobrinskoy is our Audit Committee financial expert under the SEC rule implementing Section 404 of the Sarbanes-Oxley Act of 2002. During 2017, the Audit Committee held four meetings.

Compensation Committee. Charles K. Bobrinskoy, David Fisher, J. Patrick Gallagher, Jr., Jack M. Greenberg, Julie M. Howard and Linda S. Wolf serve on the Compensation Committee. Mr. Gallagher serves as the chairman of our Compensation Committee and, subject to his re-election to serve an additional one-year term, the Board has elected Mr. Gallagher to continue as chairman of the Compensation Committee. The Compensation Committee is composed of independent non-employee directors, each of whom is an “independent director” as required by the applicable listing standards of NASDAQ (including the specific independence requirements for compensation committee members), and is responsible for, among other things, reviewing and approving compensation of our Chief Executive Officer and our other executive officers. Additionally, the Compensation Committee reviews and recommends to our Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of certain employee benefit plans for managerial employees. The Compensation Committee has the authority to administer our Stock Incentive Plan, and to advise and consult with our officers regarding managerial personnel policies. In 2017, the Compensation Committee engaged Willis Towers Watson to perform certain compensation consulting services related to benchmarking the Company’s executive compensation. In connection with this engagement, the Compensation Committee requested that Willis Towers Watson:

•	review the appropriateness of our proxy peer group based on an evaluation of our size and operations;

•	provide advice on executive compensation issues; and

•	assess the extent to which our executive compensation is aligned with performance and market practices.

Willis Towers Watson provided compensation consulting services to the Compensation Committee only on matters for which the Compensation Committee is responsible. While the Compensation Committee sought input from Willis Towers Watson on the matters described above, the Compensation Committee is solely responsible for determining the final amount and form of compensation and the level of performance targets. Willis Towers Watson is directly engaged by and reports to the Compensation Committee, although it does interact with Company management at the Compensation Committee’s direction. A different division of Willis Towers Watson (known as Willis Group prior to the merger of Willis Group and Towers Watson) provides non-executive benefits and insurance brokerage services to the Company. For 2017, we paid Willis Towers Watson approximately $156,000 for services provided to the Compensation Committee, and we paid approximately $248,000 for the benefits and brokerage services provided to the Company. In accordance with the requirements of Regulation S-K, the Company has determined that no conflict has arisen in connection with the work of Willis Towers Watson as compensation consultant to the Compensation Committee. See the “EXECUTIVE AND DIRECTOR COMPENSATION - Compensation Discussion and Analysis” section of this Amended Proxy Statement for discussion of the Company’s processes and procedures for considering and determining executive and director compensation. During 2017, the Compensation Committee held four meetings.

Nominating and Corporate Governance Committee. J. Patrick Gallagher, Jr., Jack M. Greenberg, Julie M. Howard and Linda S. Wolf serve on the Nominating and Corporate Governance Committee. Ms. Wolf serves as the chairman of our Nominating and Corporate Governance Committee and, subject to her re-election to serve an additional one-year term, the Board has elected Ms. Wolf to continue as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of independent non-employee directors and is responsible for, among other things, assisting the Board with its responsibilities regarding:

•	the identification of individuals qualified to become directors;

•	the selection of the director nominees for the next annual meeting of stockholders;

•	the selection of director candidates to fill any vacancies on the Board;

•	the performance, composition, duties and responsibilities of the Board and the committees of the Board;

•	succession planning for the Chief Executive Officer; and

•	the operation of the Board with respect to corporate governance matters.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Nominating and Corporate Governance Committee will consider the candidate’s professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of recommendation. During 2017, the Nominating and Corporate Governance Committee held four meetings.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board membership and should be addressed to Ronald C. Provenzano, Corporate Secretary, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

For purposes of potential nominees to be considered at the 2019 annual stockholders’ meeting, the Corporate Secretary must receive this information no earlier than June 8, 2019 and no later than the close of business on July 8, 2019; provided, however, that in the event that the 2019 annual stockholders’ meeting is called for a date that is not within thirty days before or after September 6, 2018, to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of the meeting was mailed or (ii) public disclosure of the meeting was made, whichever first occurs, in accordance with the procedures in the Bylaws. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder’s name, address and the number of shares beneficially owned (and the period they have been held).

In 2017, the Company did not engage a third party to identify, evaluate or assist in identifying potential nominees for director.

Director Independence

There are no family relationships among any of the directors or executive officers of the Company. Our Board of Directors has affirmatively determined that the following eight of our ten director nominees are “independent directors” as defined in the rules of NASDAQ: Jack M. Greenberg, Charles K. Bobrinskoy, Lindsay Y. Corby, David Fisher, J. Patrick Gallagher, Jr., Adam J. Gutstein, Julie M. Howard and Linda S. Wolf. In making the independence determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant, including the beneficial ownership of the Company’s capital stock by each non-employee director and the transactions involving them as described in the section titled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.”

In particular, the Board considered the Company’s business relationship with Arthur J. Gallagher & Co., of which Mr. Gallagher serves as Chairman, President and Chief Executive Officer. The Board noted that:

•	The relationship between the companies preceded Mr. Gallagher’s appointment as director.

•	Mr. Gallagher is not involved in the transactions or ongoing discussions or negotiations between the parties.

•	The transactions between the companies are on terms and conditions no more favorable than what is to be expected of an arm’s length transaction.

•
The relationship between the companies is transactional in nature and does not involve sensitive professional services such as legal or accounting services. Arthur J. Gallagher & Co.’s services to the Company are insurance brokerage and risk management services and Arthur J. Gallagher & Co. is not an insurer of the Company. The Company’s services to Arthur J. Gallagher & Co. are print procurement services.

•	Amounts involved represent less than 0.2% of each company’s revenue in 2017.

After assessing the relationship, the Board concluded that such relationship was not material, would not interfere with Mr. Gallagher’s ability to exercise independent judgment as a director and would not give rise to any undue influence. Therefore, the Board concluded that Mr. Gallagher continues to be an independent director.

The Board also considered the Company’s business relationship with Enova International, Inc., of which Mr. Fisher serves as Chairman, President and Chief Executive Officer. The Board noted that:

•	Mr. Fisher is not involved in the transactions or ongoing discussions or negotiations between parties.

•	The transactions between the companies are on terms and conditions no more favorable than what is expected of an arm's length transaction.

•
The relationship between the companies is transactional in nature and does not involve sensitive professional services such as legal or accounting services. The Company’s services to Enova International, Inc. are marketing execution and procurement services. Enova International, Inc. does not provide any services to the Company.

•	Amounts involved represent less than 0.02% of each company’s revenue in 2017.

After assessing the relationship, the Board concluded that such relationship was not material, would not interfere with Mr. Fisher’s ability to exercise independent judgment as a director and would not give rise to any undue influence. Therefore, the Board concluded that Mr. Fisher continues to be an independent director.

Governance Documents

The Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are available at www.inwk.com on the “Investor” page under the link “Corporate Governance.” In addition, the Board has adopted corporate governance guidelines, which are available at www.inwk.com on the “Investor” page under the link “Corporate Governance.” Information on, or accessible through, our website is not a part of, or incorporated by reference into, this Amended Proxy Statement. For a further discussion of compensation and governance updates, see “EXECUTIVE AND DIRECTOR COMPENSATION - Compensation Discussion and Analysis - Executive Summary.”

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serves, or has at any time served, as an officer or employee of us or any of our subsidiaries. None of our executive officers has served as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Communications with Directors

We value shareholder outreach activities, which serve to inform our Board’s decisions concerning governance and related practices.

The Board has also established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Ronald C. Provenzano, Corporate Secretary” at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual stockholders’ meeting. Messrs. Belcher and Greenberg attended the 2017 annual meeting of stockholders.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 16, 2018 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the named executive officers listed in the “EXECUTIVE AND DIRECTOR COMPENSATION — Executive Compensation — Summary Compensation Table” section of this Amended Proxy Statement; and

•	all of our directors, director nominees and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.

Name and Address	Number of Shares Beneficially Owned(1)		Approximate Percent of Class(1)
CERTAIN BENEFICIAL OWNERS (not including directors and executive officers):
Richard A. Heise, Jr. 2221 Old Willow Road Northfield, IL 60093	6,344,907	(2)	12.2%
ArrowMark Colorado Holdings LLC 100 Fillmore Street, Suite 325 Denver, CO 80206	5,617,907	(3)	10.8%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas, 78746	4,602,163	(4)	8.8%
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	3,836,345	(4)	7.4%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	3,289,719	(5)	6.3%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS:
Eric D. Belcher	1,794,353	(6)	3.4%
Richard S. Stoddart	316,124		*
Ronald C. Provenzano	297,748	(6)	*
Charles K. Bobrinskoy	212,441		*
Jack M. Greenberg	176,849		*
Linda S. Wolf	142,225		*
J. Patrick Gallagher, Jr.	127,290		*
Robert Burkart	123,456	(6)	*
David Fisher	89,298		*
Julie M. Howard	80,189		*
Lindsay Y. Corby	—		—%
Adam J. Gutstein	—		—%
Charles D. Hodgkins III	72,085	(6)	*
Jeffery P. Pritchett (6)	110,134		*
All directors, director nominees and executive officers as a group (13 persons)	3,432,058		6.6%

*	= less than 1%.

(1)
“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of July 16, 2018 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of July 16, 2018, and the percentages are based upon 52,171,438 shares of our common stock outstanding as of July 16, 2018. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)
Includes 4,013,316 shares owned by Old Willow Partners, LLC and 1,897,418 shares of common stock held by the Heise Family Dynasty Trust, both of which are controlled by Richard A. Heise, Jr. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2013.

(3)	Based solely on a Schedule 13G/A filed with the SEC on April 9, 2018.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018.

(5)	Based solely on a Schedule 13G/A filed with the SEC on January 25, 2018.

(6)	Includes options to purchase shares of common stock exercisable within 60 days of July 16, 2018, of which there were none.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. They are also required to provide us with copies of any forms they file.

Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were made timely during 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of our business, we have entered into transactions with our directors, officers and 5% or greater stockholders or companies in which they have a material interest. We entered into the transactions set forth below in 2017, which were approved by our Audit Committee. We believe that we executed these transactions on terms no less favorable to us than we could have obtained from unrelated third parties. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee.

Relationships with Arthur J. Gallagher & Co. and Enova International, Inc.

During 2017, the Company provided print procurement services to Arthur J. Gallagher & Co. J. Patrick Gallagher, Jr., a member of our Board, is the Chairman, President and Chief Executive Officer of Arthur J. Gallagher & Co. and has a direct ownership interest in Arthur J. Gallagher & Co. The Company billed Arthur J. Gallagher & Co. $1.9 million for these services in 2017. Additionally, Arthur J. Gallagher & Co. provided insurance brokerage and risk management services to the Company. Arthur J. Gallagher & Co. billed the Company $0.1 million for such services in 2017. See “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE - Director Independence.”

In the fourth quarter of 2017, the Company began providing marketing execution services to Enova International, Inc. David Fisher, a member of the Company’s Board of Directors, is the Chairman and Chief Executive Officer of Enova International, Inc. and has a direct ownership interest in Enova International, Inc. The total amount billed for such marketing services during the year ended December 31, 2017 is $0.1 million. The amount receivable from Enova, Inc. was $0.1 million as of December 31, 2017. See “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE - Director Independence.”

EXECUTIVE OFFICERS
The following table sets forth certain information concerning each of our executive officers as of July 16, 2018:

Name	Age	Position
Richard S. Stoddart*	55	Chief Executive Officer, President and Director
Charles D. Hodgkins III**	39	Interim Chief Financial Officer; Senior Vice President, Corporate Development and Strategic Initiatives
Ronald C. Provenzano	52	Executive Vice President, General Counsel and Corporate Secretary
Robert L. Burkart	39	Chief Information Officer

* As previously disclosed, effective April 5, 2018, Mr. Belcher has transitioned from his position as President and Chief Executive Officer to the role of Chairman of the Board, and the Board has appointed Richard S. Stoddart as his successor. For additional information regarding the transition, please see the summary set forth below under the caption, “CEO Transition.”

** As previously disclosed, on December 6, 2017, Mr. Pritchett resigned as Chief Financial Officer of the Company, and Mr. Hodgkins was appointed Interim Chief Financial Officer of the Company. For additional information regarding the amended and restated employment agreement entered into between Mr. Hodgkins and the Company in connection with his appointment as Interim Chief Financial Officer, please see the summary set forth below under the caption, “Amended and Restated Employment Agreement with Charles Hodgkins.”

Biographies for our executive officers are set forth below.

Richard S. Stoddart. For more information on Mr. Stoddart, please see the section of this Amended Proxy Statement entitled “PROPOSALS TO BE VOTED ON - Proposal No. 1 - Election of Directors.”

Charles D. Hodgkins III has served as Interim Chief Financial Officer of InnerWorkings since December 2017. Prior to assuming the role of Interim Chief Financial Officer, Mr. Hodgkins served as the Company’s Senior Vice President of Corporate Development and Strategic Initiatives since 2014. Prior to that, Mr. Hodgkins served as the Company’s Head of Mergers and Acquisitions from 2010 through 2013, and, from 2007 through 2009, as the Company’s lead external advisor for mergers and acquisitions. Before joining the Company, Mr. Hodgkins worked at an early stage venture capital firm and a boutique investment bank. Mr. Hodgkins holds a bachelor’s degree from Duke University and a Master of Business Administration from the University of Chicago Booth School of Business.

Ronald C. Provenzano has served as General Counsel of InnerWorkings since September 2012, and additionally as Executive Vice President since June 2016, as interim head of human resources since January 2016 and as Corporate Secretary since March 2015. From January 2005 to August 2012, Mr. Provenzano served as Senior Vice President, Deputy General Counsel for R.R. Donnelley & Sons Company, a global print services company. Previously, Mr. Provenzano served in senior legal executive roles for Huron Consulting Group and True North Communications. Before joining True North in 1999, Mr. Provenzano was a partner at Kirkland & Ellis, a large global law firm. Mr. Provenzano holds a Juris Doctor from University of Illinois College of Law, a Bachelor of Science in Accountancy from the University of Illinois, Urbana-Champaign, and a Master of Business Administration from the University of Chicago Booth School of Business.

Robert L. Burkart has served as the Chief Information Officer of InnerWorkings since May 2014. Prior to becoming Chief Information Officer, Mr. Burkart served as Senior Vice President, Business Technology from March 2013 to April 2014, Vice President, Strategic Growth from January 2011 to February 2013, and Vice President, Operations from July 2009 to December 2011. Before joining InnerWorkings in 2009, Mr. Burkart held engineering positions at Johnson Controls and MPC Products. Mr. Burkart holds a Bachelor of Science in Engineering from Purdue University West Lafayette and a Master of Business Administration from the University of Chicago Booth School of Business.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of the individuals who served as our named executive officers during the last completed fiscal year, as set forth in the table below:

Name	Position
Eric D. Belcher	Chairman of the Board; Former Chief Executive Officer and President
Charles D. Hodgkins III	Interim Chief Financial Officer; Senior Vice President, Corporate Development and Strategic Initiatives
Ronald C. Provenzano	Executive Vice President, General Counsel and Corporate Secretary
Robert L. Burkart	Chief Information Officer
Jeffrey P. Pritchett	Former Executive Vice President, Chief Financial Officer

This compensation discussion focuses on the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Explanatory Note

The discussion that follows in this Compensation Discussion and Analysis regarding the Company’s 2017 financial performance results and the payout of 2017 annual incentive compensation reflects the impact on 2017 results and payouts arising from the correction of errors identified by the Company as reflected in Amendment No. 1 to its Annual Report for the year ended December 31, 2017 on Form 10-K/A.

Executive Summary

Overview. Our Compensation Committee designs and maintains our compensation programs to attract, motivate and retain talented and dedicated executive officers who are essential to our long-term success. To that end, our executive compensation programs focus on the principles summarized below.

•	Pay for Performance Approach: The majority of our total direct compensation is variable and directly or indirectly tied to Company performance.

•
Long-Term Focus and Shareholder Alignment: We reward long-term strategic management and growth in the value of the Company through long-term equity incentives, which make up a significant portion of our incentive opportunity.

•	Stock Ownership Requirements: We have stock ownership requirements that apply to our executive officers.

Highlights of Company Performance in 2017. We had a successful year in 2017, achieving strong profitable growth. Highlights of our 2017 performance are summarized below.

•	Gross revenue in 2017 was $1.138 billion, an increase of 4% compared to $1.094 billion in 2016.

•	2017 gross profit (net revenue) was $275.5 million, an increase of 5% compared to $262.6 million in 2016.

•	Net income in 2017 was $16.4 million, or $0.30 per diluted share, compared to $3.9 million, or $0.07 per diluted share, in 2016.

•	2017 Non-GAAP Adjusted Diluted Earnings per Share* was $0.36, compared to $0.38 in 2016.

•	2017 Non-GAAP Adjusted EBITDA* was $57.9 million, reflecting a 1% decrease compared to $58.6 million in 2016.

•	We achieved a 97% client retention rate, based on successfully retaining 97 of our top 100 clients, and signed new client contracts totaling $130 million in projected annual revenue at full run-rate.

•	Our 3-year TSR as of December 31, 2017 was 28.8%, compared to 27.5% for the Russell 2000 index.

*
Adjusted diluted earnings per share (“Non-GAAP Adjusted Diluted Earnings per Share”) and adjusted EBITDA (“Non-GAAP Adjusted EBITDA”) are financial measures that are not calculated according to accounting principles generally accepted in the United States (“GAAP”), and we are including our 2017 results for these measures to show an aspect of our performance. Appendix A to this Amended Proxy Statement contains reconciliations of these measures to the most directly comparable GAAP financial measures.

Impact of Company Performance on Compensation. Our Company’s results in 2017 had a direct impact on compensation earned by our named executive officers, as more thoroughly described later in this “Compensation Discussion and Analysis.” Our results in 2017 reflected performance below the ambitious goals established in February 2017. Therefore, our named executive officers who were subject to these goals earned between 28% and 33% of their target annual incentive awards for 2017, reflecting overall achievement below the targets established in February 2017. The equity component of compensation further aligns pay with performance. Specifically, the realizable value of the named executive officers’ equity holdings varies depending on the Company’s stock price, and the Company introduced performance-based share compensation as part of the equity mix for named executive officers in 2017.

Advisory Approval of Executive Compensation. The Company’s executive compensation as disclosed in our 2017 Proxy Statement was approved on an advisory basis by holders of approximately 98% of the shares present and entitled to vote at the Company’s 2017 annual meeting. The Compensation Committee’s current compensation programs, objectives and philosophy remain consistent with the compensation programs in existence since 2013, and the Compensation Committee believes that the compensation of our named executives is competitive with the market and aligns with the best interest of our stockholders. As such, we did not make any specific changes to our executive compensation program in connection with the results of the 2017 stockholder advisory vote. As previously disclosed, at the 2017 annual meeting, a majority of votes cast by stockholders approved an annual frequency for the stockholder advisory vote to approve executive compensation. Accordingly, our next stockholder advisory vote on executive compensation will be held at this Annual Meeting.

Summary of Executive Compensation Practices. We adhere to executive compensation best practices, as summarized below.

•	We have a “pay for performance” approach.

•	We have no “single trigger” or “modified single trigger” change in control severance benefits.

•	Our Compensation Committee is comprised solely of independent directors under SEC and NASDAQ requirements.

•	Our Compensation Committee retains an independent compensation consultant.

•	We maintain stock ownership and stock holding guidelines for our executive officers and directors.

•
Our InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended and restated (the “2006 Plan”), has a fixed term and a finite share pool (i.e., it is not evergreen), prohibits repricing of stock options, and does not permit recycling of shares used to pay the exercise price or withholding obligations upon the exercise of stock options.

•	We have no excise tax gross-up provisions.

•	We prohibit hedging transactions and pledging of our stock by executive officers and directors.

•	We provide modest perquisites and reasonable severance arrangements.

Components and Objectives of Compensation Program. The principal elements of our executive compensation program are base salary, annual cash incentives, and long-term equity incentives in the form of stock options, restricted stock awards, and performance share units. The objectives and benefit to stockholders of each component and its relative percentage of total compensation are described below.

Component	Objective	Benefit to Stockholders
Base Salary	Provides a measure of stable fixed compensation. Amount reflects individual’s performance, responsibilities, and competitive market for executive talent.	Enables us to attract and retain top talent for position.
Annual Cash Incentives	Provides motivation for achievement of annual company and individual performance goals.	Focuses executives on meeting key company and individual performance goals.
Long-Term Equity Incentives	Provides long-term incentive to focus on stockholder value creation.	Value opportunity for executives is directly tied to long-term improvement of Company stock price.

2017 Target Compensation Allocation

Name	Base Salary (%)	Short-Term Incentive Compensation (%)	Long-Term Equity Incentives (%)
Eric D. Belcher	24.1%	27.7%	48.2%
Charles D. Hodgkins III	58.1%	23.2%	18.6%
Ronald C. Provenzano	35.5%	21.3%	43.1%
Robert L. Burkart	50.0%	25.0%	25.0%
Jeffrey P. Pritchett	30.8%	23.1%	46.2%

Determining Executive Compensation

Role of the Compensation Committee. We define our competitive market for executive talent to be the business and technology services industries. For each of our named executive officers, the Compensation Committee reviews and approves all elements of compensation taking into consideration recommendations from our Chief Executive Officer (for compensation other than his own). The Compensation Committee meets in executive session to determine the compensation of our Chief Executive Officer and to approve the compensation of the other named executive officers.

Role of Executive Officers. The Compensation Committee meets at least annually with our Chief Executive Officer to review the performance of our other named executive officers and receive the Chief Executive Officer’s recommendations regarding the compensation of those named executive officers. Neither the Chief Executive Officer nor any other named executive officer plays any role in the discussion or setting of his own compensation by the Compensation Committee.

Role of the Compensation Consultant. For 2017, the Compensation Committee retained an external independent consultant, Willis Towers Watson, to advise the Compensation Committee on executive compensation matters, including the composition of the Company’s peer group and competitive pay practices for 2017 and 2018. For 2017, the Compensation Committee worked with Willis Towers Watson to review and update the peer group that had been used to advise executive compensation determinations for 2016. The peer group was selected from a pool of U.S. public companies primarily within the Company’s industry (GICS code) and a comparable revenue range. The Compensation Committee determined that the updated peer group of 14 companies listed below provided a robust statistical set of compensation data to serve as a basis for 2017 compensation decisions. In addition to the compensation data disclosed by the companies in the peer group, Willis Towers Watson utilized compensation data from nationally recognized compensation surveys to advise the Compensation Committee on competitive compensation levels.

The companies included in the peer group used to benchmark the 2017 compensation levels of the executive officers are listed below:

Sykes Enterprises, Inc.	Deluxe Corp.
ICF International, Inc.	The Advisory Board Company
Navigant Consulting, Inc.	Viad Corp.
Huron Consulting Group, Inc.	Echo Global Logistics, Inc.
Matthews International Corporation	CEB, Inc.
Resources Connection, Inc.	CSG Systems International, Inc.
Ennis, Inc.	Hill International, Inc.

For 2017, the Compensation Committee considered the 25th percentile, median, and 75th percentile base salaries, bonus targets, long term incentives and total compensation to evaluate each executive’s compensation. The Compensation Committee primarily looks at the 50th percentile of the peer group companies as a benchmark when determining the named executive officers’ total compensation, but also considers other factors such as prior experience, tenure with the Company and overall performance of the Company and the executive officer.

Determining 2017 Executive Compensation

2017 Base Salary. We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We believe that to attract and retain an appropriate caliber of talent for the position, a portion of our executives’ compensation should be fixed and predictable. The Compensation Committee looks at the 50th percentile of the peer group companies as a benchmark when considering and determining the executive officer’s base salaries, but also considers other factors such as prior experience, tenure with the Company, overall performance of the Company, and the named executive officer’s total compensation package.

Based on these considerations, the 2017 base salary of our Chief Executive Officer increased $50,000, from $700,000 to $750,000, our Chief Information Officer’s base salary increased by $35,000, from $215,000 to $250,000, and the base salaries of our Chief Financial Officer and General Counsel remained unchanged from 2016 levels (i.e., $400,000 for Mr. Pritchett and $350,000 for Mr. Provenzano).

The Summary Compensation Table sets forth the actual base salary earned by each of our named executive officers during 2017. The table below sets forth our named executive officers’ base salary rates as in effect in 2016, the changes that went into effect on April 1, 2017, and the percentage of increase, if any.

	Comparative Information for 2017 Base Salary Rates
Name	Base Salary Rate in 2016 ($)	Base Salary Rate Effective April 1, 2017 ($)	Percentage Increase (%)
Eric D. Belcher	$700,000	$750,000	7.1%
Charles D. Hodgkins III	234,000	234,000	—
Ronald C. Provenzano	350,000	350,000	—
Robert L. Burkart	215,000	250,000	16.3
Jeffrey P. Pritchett	400,000	400,000	—

2017 Annual Cash Incentives. We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We review annual cash incentive awards for our named executive officers and other executives annually in January or February to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year. Annual cash incentive awards for 2017 were administered under our Annual Incentive Plan.

The 2017 target opportunities and incentive design under the Annual Incentive Plan were approved by the Compensation Committee on February 16, 2017. The 2017 management bonus award opportunities were based on the following criteria: 30% on revenue growth (50% to 200% pay-out based on reaching approximately 95% to 105% of 2017 target revenue of $1.181 billion), 30% on Non-GAAP Adjusted EBITDA performance (50% to 200% pay-out based on reaching approximately 92.5% to 115% of 2017 target Non-GAAP Adjusted EBITDA of $67.1 million), 20% on return on invested capital ("ROIC") (50% to 200% pay-out based on reaching approximately 89% to 111% of 2017 target ROIC of 7.4%), and 20% based on qualitative Company performance, which includes goals such as retention of top 100 accounts, successful implementation of recent client contracts, continued wins of new large, long-term client contracts, and successful implementation of key initiatives. These criteria were the same for all named executive officers.

The following table sets forth the Company’s 2017 results with respect to the quantitative criteria components of our Annual Incentive Plan ($ in millions):

	2017 Target	2017 Actual	Percentage of Target Reached	Weighting	Pay-Out Percentage
Revenue (1)	$1,181.0	$1,138.4	96%	30%	59%
Non-GAAP Adjusted EBITDA(2)	$67.1	$57.0	85%	30%	0%
ROIC (3)	7.4%	5.5%	74%	20%	0%

(1)
2017 actual results shown for Revenue differ slightly from Revenue as reported in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended by Form 10-K/A filed on July 27, 2018 (see also page 32 of this Amended Proxy Statement for reported Revenue) because for purposes of our Annual Incentive Plan, Revenue is further adjusted to reflect currency and other adjustments, as approved by the Compensation Committee, for purposes of measuring performance versus targets.

(2)
2017 actual results shown for Non-GAAP Adjusted EBITDA differ slightly from Non-GAAP Adjusted EBITDA as presented in Appendix A and as reported in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended by Form 10-K/A filed on July 27, 2018 (see also page 32 of this Amended Proxy Statement for reported Non-GAAP Adjusted EBITDA) because for purposes of our Annual Incentive Plan, Non-GAAP Adjusted EBITDA is further adjusted to reflect currency and other adjustments, as approved by the Compensation Committee, for purposes of measuring performance versus targets.

(3)	2017 ROIC for purposes of our Annual Incentive Plan was calculated as follows ($ in millions):

Non-GAAP Adjusted EBITDA	$57.0
Less: Stock-based compensation expense	6.8
Less: Depreciation and amortization	13.4
Less: Tax expense	15.0
Adjusted net operating profit after tax	$21.8

Average total assets (trailing four quarters)	$631.7
Less: Average total current liabilities (trailing four quarters)	211.4
Less: Average non-interest bearing long-term liabilities (trailing four quarters)	14.2
Less: Average excess cash (trailing four quarters)	7.9
Average invested capital (trailing four quarters)	$398.2

ROIC	5.5%

The Compensation Committee’s determination of the qualitative payout levels relative to target for the named executive officers is as follows and was unaffected by the restatement of the Company’s financials: Mr. Belcher (50%), Mr. Provenzano (75%), and Mr. Burkart (75%).

Prior to the restatement of the Company’s historical financials, the weighted payout levels for the 2017 incentive bonuses were 59% of target for Mr. Belcher and 64% for Messrs. Provenzano and Burkart, with corresponding payouts of $508,875, $134,400 and $80,000, respectively. However, based on the restated 2017 financial performance results, the weighted payout levels for the 2017 incentive bonuses would have been 28% of target for Mr. Belcher, 33% of target for Mr. Provenzano, and 33% of target for Mr. Burkart. The table below sets forth the fiscal 2017 target and maximum annual incentive compensation opportunities for our named executive officers and the actual incentive bonus that each named executive officer would have earned based on the restated performance results for 2017, in dollars and as a percentage of target:

	Target Incentive		Maximum Incentive		Actual Incentive Earned
Name	% of Salary	Amount ($)	% of Target	Amount ($)	% of Target	Amount ($)
Eric D. Belcher	115%	$862,500	200%	$1,725,000	28%	$238,048
Charles D. Hodgkins III*	40	93,600	200	187,200	140	131,040
Ronald C. Provenzano	60	210,000	200	420,000	33	68,640
Robert L. Burkart	50	125,000	200	250,000	33	40,750
Jeffrey P. Pritchett**	75	300,000	200	600,000	-	-

* Mr. Hodgkins was appointed an executive officer in December 2017; therefore, his 2017 bonus was determined by the Compensation Committee according to the criteria established for him before his appointment. Mr. Hodgkins' bonus payout reflected the maximum performance level on his individual goals multiplied by 70%, which was the global multiplier used to establish the 2017 bonus pool based on total Company performance.
** Mr. Pritchett resigned from employment on December 6, 2017 and thus forfeited the opportunity to receive a 2017 incentive bonus payout.

There were no specific individual performance goals for 2017 incentive awards, except as noted above with respect to Mr. Hodgkins, but the Compensation Committee exercised discretion and took into account individual performance in determining the payout level for the qualitative component awarded to each named executive officer. Except as described above, the 2017 awards were based solely on the Company’s performance relative to targets.

Under the Annual Incentive Plan, the Compensation Committee may define performance measures to allow for reasonable adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

Recoupment of Incentive Compensation. In light of the Restatement, the Board (excluding Mr. Belcher for the portion of the discussion relating to the recoupment of his 2017 cash incentive bonus), after discussion with the Compensation Committee, determined to recoup an aggregate of $376,017 in 2017 cash incentive bonuses paid to Messrs. Belcher, Provenzano and Burkart with respect to the 2017 performance year, which the Board will effect through the recoupment of compensation that would otherwise be paid to each of them. The amounts subject to recoupment are as follows: Mr. Belcher: $270,827; Mr. Provenzano: $65,940; and Mr. Burkart: $39,250. The Board discussed with the Compensation Committee whether to recoup any of the 2016 and 2015 cash incentive bonuses paid to the named executive officers in those years. The Board determined against recouping 2016 or 2015 cash incentive bonuses based on a variety of considerations, including, but not limited to, the following: (i) the impact of the restatement in 2016 and the revision in 2015 was minimal as compared to 2017, and (ii) the errors in the financial statements were not the result of any misconduct or fraud on the part of anyone at the Company, including the named executive officers.

The Board (excluding Mr. Belcher for the portion of the discussion relating to the recoupment of his 2017 cash incentive bonus) further determined to effectuate the recoupment of the 2017 cash incentive bonuses from Mr. Belcher, Mr. Provenzano, and Mr. Burkart, by a combination of reducing the base salary payable to Mr. Belcher, Mr. Provenzano, and Mr. Burkart for the remainder of 2018 and reducing or eliminating the amount of 2018 cash incentive bonus payable to Mr. Belcher, Mr. Provenzano, and Mr. Burkart. In the alternative, if no 2018 cash incentive bonus would be earned and payable to Mr. Belcher, Mr. Provenzano, or Mr. Burkart, the base salary payable to Mr. Belcher, Mr. Provenzano, or Mr. Burkart monthly for 2019 would instead be subject to recoupment.

The table below sets forth the fiscal 2017 annual incentive compensation bonus for our named executive officers calculated before discovery of the financial reporting errors, the amount the Company will recoup from each named executive officer, and the actual incentive bonus that each named executive officer would have earned based on the restated performance results for 2017:

	Incentive Payout Based on Pre-Restatement Financials	Amount Recouped from NEO	Incentive Payout Retained by NEO (After Recoupment)
Name
Eric D. Belcher	$508,875	$270,827	$238,048
Ronald C. Provenzano	$134,400	$65,940	$68,460
Robert L. Burkart	$80,000	$39,250	$40,750

2017 Long-Term Equity Incentives. We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn provides us with greater stability during a period of rapid growth. In addition, we believe that these awards are the best way to align the interests of the executives with those of our stockholders. For our named executive officers, equity incentives were initially based on grants individually negotiated in connection with employment agreements, and now consist of annual grants. The 2017 equity awards to our named executive officers were weighted as follows: 40% performance share units, 30% stock options, and 30% restricted shares. The target long-term incentive grant values for our named executive officers in 2017 were as follows: Mr. Belcher ($1,500,000), Mr. Hodgkins ($75,000), Mr. Provenzano ($425,000 plus additional $50,000 for service as Interim Chief Human Resources Officer), Mr. Burkart ($125,000), and Mr. Pritchett ($600,000).

In determining the amounts of equity compensation awarded, our Compensation Committee generally considers a variety of factors including: individual performance, scope of responsibility within the organization and demonstrated leadership competencies. The equity awards granted to our named executive officers in 2017 are summarized below. Additional details regarding our equity grants, including vesting schedules for awards, are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table.

Stock Option and Restricted Stock Awards
The table below sets forth the amounts and grant date values of our stock option and restricted stock awards to our named executive officers. Each of these awards vests ratably over a period of four years from the grant date.

	2017 Stock Option and Restricted Stock Awards
Name	Stock Options (#)	Grant Date Value of Options ($)	Restricted Stock (#)	Grant Date Value of Restricted Stock ($)	Total Value ($)
Eric D. Belcher	121,622	$450,000	40,541	$450,000	$900,000
Charles D. Hodgkins III	6,081	22,500	2,027	22,500	45,000
Ronald C. Provenzano	38,514	142,500	12,838	142,500	285,000
Robert L. Burkart	10,135	37,500	3,378	37,500	75,000
Jeffrey P. Pritchett*	48,649	180,000	16,216	180,000	360,000
* Mr. Pritchett forfeited all unvested awards upon his resignation from employment on December 6, 2017.

Our stock options are granted under the terms and conditions of the 2006 Plan, and generally have a 10-year contractual exercise term. We have traditionally used stock options as a form of equity compensation because stock options provide a relatively straightforward incentive for our executives, and result in less immediate dilution of existing stockholders’ interests. All grants of stock options to our employees are granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates. Grants of stock options become vested in accordance with such terms and conditions and during such periods as may be established by the Compensation Committee and set forth in the applicable award agreement. For a discussion of the determination of the grant date fair value of these grants, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies - Stock-Based Compensation” in our Annual Report on Form 10-K.

Our restricted stock awards are granted under the terms and conditions of the 2006 Plan. We have traditionally used restricted stock as a form of equity compensation because restricted stock provides a relatively straightforward incentive and retention tool for our executives, and aligns our executives’ interests with stockholders’ interests. The grant of a share of restricted stock entitles the participant to receive a share of our common stock that becomes transferable upon completing a specified period of service and/or the achievement of specific performance objectives. Grants of restricted stock become vested in accordance with such terms and conditions and during such periods as may be established by the Compensation Committee and set forth in the applicable award agreement.

2017-2019 Performance Share Unit Awards

As previously disclosed, on June 1, 2017, the Compensation Committee also approved awards of performance share units (“PSUs”) to our named executive officers. The PSUs are performance-based awards that will settle in shares of Company stock, in an amount between 0% and 200% of the target award level, based on the cumulative adjusted earnings per share (“EPS”) and the ROIC achieved by the Company during the performance period beginning April 1, 2017 and ending December 31, 2019. Each of these awards vests following the end of the performance period, provided that the applicable performance metrics have been satisfied.

	2017-2019 Performance Share Unit Awards
Name	Target PSU Award (#)	Grant Date Value of PSUs ($)
Eric D. Belcher	54,054	$600,000
Charles D. Hodgkins III	2,703	30,000
Ronald C. Provenzano	17,117	190,000
Robert L. Burkart	4,505	50,000
Jeffrey P. Pritchett*	21,622	240,000
* Mr. Pritchett forfeited all unvested awards upon his resignation from employment on December 6, 2017.

Our PSU awards are granted under the terms and conditions of the 2006 Plan. The grant of a PSU entitles the participant to receive a share of our common stock upon the achievement of specific performance objectives during a performance period. Grants of PSUs become vested in accordance with such terms and conditions as may be established by the Compensation Committee and set forth in the applicable award agreement.

Determining 2018 Executive Compensation

2018 Base Salary. Taking into consideration the Company’s performance in 2017, the individual performance of our named executive officers, and the competitive benchmarking results from our annual executive compensation review, on March 12, 2018, the Compensation Committee determined that the annual base salary of our then Chief Executive Officer (now Chairman) would remain at the level of $750,000 for the remainder of his tenure in the role of Chief Executive Officer, at which time his base salary would be reduced to $400,000 in accordance with the terms of his Transition Agreement; the annual base salary of our Interim Chief Financial Officer would increase from $234,000 to $239,850, and such salary would be temporarily augmented by a monthly stipend of $10,000 for the duration of his service in the Interim Chief Financial Officer role; the annual base salary of our General Counsel would increase from $350,000 to $400,000; and the annual base salary of our Chief Information Officer would increase from $250,000 to $256,250. The base salary of Mr. Stoddart, our new Chief Executive Officer, remained unchanged from the level set forth in his employment agreement ($800,000). All of these changes took effect in April 2018.

	Comparative Information for 2018 Base Salary Rates
Name	Base Salary Rate in 2017 ($)	Base Salary Rate Effective April 1, 2018 ($)	Percentage Increase (%)
Richard S. Stoddart*	$-	$800,000	—%
Eric D. Belcher**	750,000	400,000	-
Charles D. Hodgkins III	234,000	239,850	2.5
Ronald C. Provenzano	350,000	400,000	14.3
Robert L. Burkart	250,000	256,250	2.5
Jeffrey P. Pritchett***	400,000	-	-
* Mr. Stoddart was appointed President and Chief Executive Officer, effective April 5, 2018.
** As summarized above, effective April 5, 2018, Mr. Belcher transitioned from his position as President and Chief Executive Officer to the role of Chairman of the Board. Pursuant to his Transition Agreement (described below under the caption, "CEO Transition"), he will receive a base salary of $400,000 during the transition period.
*** Mr. Pritchett resigned from employment as the Company's Chief Financial Officer on December 6, 2017.

2018 Annual Cash Incentives. The 2018 target opportunities under the Annual Incentive Plan were approved by the Compensation Committee on March 12, 2018. The target bonus award is 115% of the base salary for Mr. Belcher, prorated for the percentage of 2018 that Mr. Belcher served as President and Chief Executive Officer, 40% of the base salary for Mr. Hodgkins, 70% of the base salary for Mr. Provenzano, and 50% of the base salary for Mr. Burkart. The target bonus award for Mr. Stoddart, our new Chief Executive Officer, is 85% of his base salary, prorated based on Mr. Stoddart's start date of April 5, 2018. The maximum bonus awards payable to the named executive officers are 200% of such target amounts. The criteria and weightings for these bonus awards were approved by the Compensation Committee on February 22, 2018. At this meeting, the Compensation Committee approved the same weightings and similar metrics to those used in the 2017 Annual Incentive Plan, namely gross profit (net revenue) growth (30% weighting), EBITDA growth (30% weighting), ROIC improvement (20% weighting), and qualitative goals (20% weighting). Additionally, Mr. Burkart earned a special bonus of $30,000 in 2018 relating to the achievement of a milestone relating to technology implementation, and Mr. Hodgkins earned a special bonus of $100,000 in April 2018 relating to his performance in the Interim Chief Financial Officer role.

2018 Long-Term Equity Incentives. The 2018 target long-term equity incentive opportunities were approved by the Compensation Committee on February 22, 2018, subject to further evaluation of the form of the awards. The Compensation Committee anticipates that the 2018 equity awards will consist approximately 40% of PSUs, 30% of restricted shares, and 30% of stock options. These awards are expected to be granted to our named executive officers on September 7, 2018, the day after our 2018 annual stockholders’ meeting. The approved target long-term incentive grant value for 2018 awards are $1,500,000 for the Chief Executive Officer, $76,875 for the Interim Chief Financial Officer plus an additional $76,875 as additional equity compensation associated with the Interim Chief Financial Officer role, $500,000 for the General Counsel, and $128,125 for the Chief Information Officer. Additionally, Mr. Stoddart received a signing long-term incentive grant on April 5, 2018 as described below in his employment agreement. All of these equity awards will have minimum vesting periods of no less than three years and will not begin vesting until at least one year after the grant date. For purposes of determining the number of options to award based on the target award value, the Committee uses a different valuation methodology than the Black-Scholes method used for accounting purposes. The numbers reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table reflect the accounting valuation of options.

Effect of Restatement on 2018 Compensation Decisions. The restatement of the Company’s 2017 financial statements did not affect the 2018 annual cash incentive metrics or weightings established by the Compensation Committee in February and March 2018 under the Annual Incentive Plan for the named executive officers for the 2018. However, due to the restatement of financials, the Compensation Committee may, in its discretion, revisit and determine to adjust, as appropriate, the performance targets established under the Annual Incentive Plan for 2018.

In addition, as described above under “Recoupment of Incentive Compensation,” in light of the restatement of the Company’s 2017 financial statements, the Board (excluding Mr. Belcher for the portion of the discussion relating to the recoupment of his 2017 cash incentive bonus) determined to recoup the cash incentive bonuses paid to Messrs. Belcher, Provenzano and Burkart with respect to the 2017 performance year, by a combination of reducing the base salary payable to Mr. Belcher, Mr. Provenzano, and Mr. Burkart for the remainder of 2018 and reducing or eliminating the amount of 2018 cash incentive bonus payable to Mr. Belcher, Mr. Provenzano, and Mr. Burkart.

2018 Target Compensation Allocation

Name	Base Salary (%)	Short-Term Incentive Compensation (%)	Long-Term Equity Incentives (%)
Richard S. Stoddart	26.8%	22.8%	50.3%
Charles D. Hodgkins III	58.1%	23.2%	18.6%
Ronald C. Provenzano	33.9%	23.7%	42.4%
Robert L. Burkart	50.0%	25.0%	25.0%

Other Executive Compensation Practices, Arrangements and Policies

Executive Benefits and Perquisites. We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. In 2017, we provided a 401(k) matching contribution equal to 50% of an employee’s contributions under our 401(k) plan, capped at the lesser of 5% of the employee’s eligible compensation or $6,000. Each of our named executive officers received matching contributions of $4,200 for 2017. In 2017, we provided automobile allowances and medical insurance premiums to our named executive officers. We offer these benefits, at relatively low cost, to remain competitive in the marketplace for executive talent.

Change in Control and Severance Benefits. We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. We believe our arrangements are reasonable and consistent with market practices. Cash severance is limited to six months of salary continuation for Mr. Burkart (at a rate equal to his then-current base salary); one year of salary continuation for Mr. Provenzano (at a rate equal to his then-current base salary); two years of salary continuation (at a rate equal to his then-current base salary) plus one year’s target annual bonus for Mr. Belcher; and two years of salary continuation (at a rate equal to his then-current base salary) plus up to two year’s target annual bonus for Mr. Stoddart. In addition, we entered into an amended and restated employment agreement with Mr. Hodgkins, effective December 6, 2017, pursuant to which he would be entitled to cash severance in the form of six months of salary continuation (at a rate equal to his then-current base salary). Mr. Pritchett would have been entitled to receive one year of salary continuation (at a rate equal to his then-current base salary). There is no severance increase in connection with a change in control for any of our named executive officers. Further, the employment agreement of Mr. Belcher was amended, effective February 22, 2013, to eliminate the “modified single-trigger” severance provision that (1) required Mr. Belcher to continue employment for nine months following a change in control and (2) provided that Mr. Belcher’s resignation for any reason during the 90 days following such nine-month period would constitute “good reason” entitling the executive to severance benefits. In addition, the unvested options and restricted stock held by all of our named executive officers will vest upon a qualifying termination in connection with a change in control (i.e., on a “double trigger” basis), all subject to conditions in the applicable agreements.

See “- Employment Agreements” and “- Potential Payments upon Termination or Change in Control” below for a more detailed discussion of these employment, severance and change in control arrangements.

Regulatory Considerations. One of the factors the Compensation Committee considers when determining compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Code generally places a limit of $1 million on the amount of compensation the Company may deduct in any one year with respect to our covered executive officers. While the Compensation Committee generally considers this limit when determining compensation, it reserves to award compensation that is not deductible under Section 162(m). Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, also affect the deductibility of compensation. We will consider the size and frequency of any future awards under our long-term equity incentive program based on Company and individual performance and other market factors.

Our incentive plans were designed to allow the Compensation Committee to grant certain awards thereunder that were intended to qualify as performance-based compensation under Section 162(m) of the Code. However, the Section 162(m) exemption from the deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation intended to satisfy the requirements for exception from the Section 162(m) deduction limit will in fact satisfy the exception. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Stock Ownership Guidelines. On May 26, 2011, the Compensation Committee approved stock ownership guidelines for the named executive officers of the Company. Under the stock ownership guidelines, the named executive officers are expected to hold common stock with a value equal to a designated multiple of annual base salary. The Chief Executive Officer must hold stock with a value equal to four times his annual base salary and the other named executive officers must hold stock with a value equal to three times their respective annual base salaries. The named executive officers are required to meet these guidelines within three years of becoming subject to them. Shares that count toward satisfaction of the stock ownership guidelines include:

•	shares owned outright by the executive officer or his or her immediate family members residing in the same household;

•	shares held in trust for the benefit of the executive officer or his or her immediate family members;

•	shares acquired upon stock option exercise;

•	shares purchased in the open market;

•	restricted stock granted under our equity incentive plan; and

•	shares subject to stock options that are fully vested, after deducting shares that would be required to be sold or surrendered to cover the applicable exercise price.

In the event that the stock ownership guidelines place a severe hardship on an executive officer, our Compensation Committee will make the final decision as to developing an alternative stock ownership guideline for such executive officer that reflects the intention of the stock ownership guidelines and his or her personal circumstances. As of December 31, 2017, our Chief Executive Officer (now Chairman) and General Counsel met and exceeded the stock ownership guidelines. As of July 16, 2018, the former Chief Executive Officer (now Chairman) continues to meet and exceed the share ownership guidelines. As of July 16, 2018, the General Counsel is approximately 13% below the share ownership guidelines, due primarily to a base salary increase that took effect in 2018; the General Counsel is expected to meet the share ownership guidelines no later than one year from the date in which the base salary increase went into effect, and in the interim remains subject to the Stock Holding Policy described below. The Chief Information Officer would not have been subject to the guidelines until September 1, 2018, however the Board of Directors has provided a one-year extension for the Chief Information Officer to meet the guidelines, and in the interim remains subject to the Stock Holding Policy described below. Our other named executive officers are on track to meet the guidelines within three years of becoming subject to them, consistent with the policy. In the interim, these executive officers remain subject to the Stock Holding Policy described below.

Stock Holding Policy. On April 21, 2014, as an enhancement to our stock ownership guidelines, our Compensation Committee adopted a holding policy requiring our executive officers and directors to hold and refrain from selling any shares of our common stock acquired through equity awards (net of shares withheld or sold in order to satisfy tax obligations or exercise prices) until the executive officer or director has satisfied the ownership requirements in the applicable stock ownership guidelines.

Clawback Policy. Effective April 18, 2018, the Company adopted an incentive compensation recoupment policy (“Clawback Policy”). Under the Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Board will review all awards or payments of any form of incentive-based compensation made to current and former employees of the Company. If the Board determines that any such incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Board may, to the extent permitted by applicable law, seek to recover for the benefit of the Company the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities.

Hedging/Pledging Policy. Under the Company’s long-standing trading policy, there are various restrictions on trading in the Company’s stock, including during blackout periods. As an enhancement to the trading policy, on April 21, 2014, the Board adopted an additional policy prohibiting executive officers and directors from (i) entering into hedging, short sale or monetization transactions involving Company stock and (ii) holding Company stock in a margin account or pledging Company stock as collateral for a loan. Limited exceptions to the margin account/pledging prohibition may be granted by the Company’s General Counsel.

Shareholder Outreach. Beginning in 2013, we initiated a shareholder governance outreach program, in order to obtain input from our large shareholders on governance and related practices, including executive compensation. From June 2017 through February 2018, our General Counsel, on behalf of the Board, held telephonic meetings with representatives of institutional shareholders representing approximately 15% of shares outstanding based on shares owned on the applicable meeting date. The feedback received in these and other communications with shareholders has informed our Board’s and Compensation Committee’s decisions concerning governance and executive compensation matters. Our Board and Compensation Committee intend to continue this outreach program.

Executive Compensation

The following table sets forth the information regarding 2017 compensation for each of our named executive officers. 2016 and 2015 information is presented for executives who were also named executive officers during those years.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation (Net of Recoupment)(3) ($)	All Other Compensation(4) ($)	Total ($)
Eric D. Belcher Chairman; Former President and Chief Executive Officer	2017	$750,000	—	$535,441	$1,050,000	$238,048	$50,202	$2,623,691
	2016	700,000	—	2,087,830	700,000	805,000	49,487	4,342,317
	2015	700,000	—	600,000	600,000	842,600	44,921	2,787,521
Charles D. Hodgkins III Interim Chief Financial Officer	2017	234,000	—	26,772	52,500	131,040	14,400	458,712
Ronald C. Provenzano General Counsel	2017	350,000	—	169,558	332,500	68,460	47,802	968,320
	2016	350,000	—	262,235	212,500	210,000	37,487	1,072,222
	2015	340,000	—	167,500	167,500	213,500	32,921	921,421
Robert Burkart Chief Information Officer	2017	250,000	—	44,619	87,500	40,750	49,002	471,871
	2016	215,000	—	77,500	62,800	86,000	47,662	488,962
	2015	196,250	—	50,000	50,000	83,700	32,921	412,871
Jeffrey P. Pritchett Former Chief Financial Officer	2017	400,000	—	214,177	420,000	—	37,064	1,071,241
	2016	400,000	—	308,509	250,000	300,000	36,597	1,295,106
	2015	166,667	—	600,000	600,000	314,000	11,479	1,692,146

(1) For 2017, represents the full grant date fair value of the stock option awards granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Notes 2 and 14 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(2) For 2017, represents the aggregate grant date fair value of the restricted stock and performance share unit awards granted to each of the named executive officers calculated in accordance with FASB ASC Topic 718. The fair value of the restricted stock and performance share unit awards as of the grant date is broken down as follows:
Name             Restricted Stock ($)    PSU at Target ($)        PSU at Maximum ($)
Mr. Belcher            $450,000            $600,000            $1,200,000
Mr. Hodgkins             22,500             30,000             60,000
Mr. Provenzano              142,500             190,000             380,000
Mr. Burkart             37,500             50,000             100,000
Mr. Pritchett             180,000             240,000             480,000
For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the equity awards granted, please see Notes 2 and 17 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(3) The numbers reported for 2017 in this column for Messrs. Belcher, Provenzano and Burkart reflect the actual 2017 annual incentive compensation earned by each named executive officer net of recoupment. See Recoupment of Incentive Compensation above.
(4) Consists of 401(k) matching contributions, auto allowances, and medical insurance premiums.

For a description of the material terms of employment agreements with our named executive officers, see “— Employment Agreements.”

2017 GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Company’s named executive officers regarding 2017 plan-based awards.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)/sh	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eric D. Belcher		$431,250	$862,500	$1,725,000				—	—	—	$—
	6/1/2017				27,027	54,054	108,108				$600,000
	6/1/2017	—	—	—	—	—	—	40,541	—	—	$450,000
	6/1/2017	—	—	—	—	—	—		121,622	$11.10	$535,441
Charles D. Hodgkins III		$46,800	$93,600	$187,200				—	—	—	$—
	6/1/2017				1,351	2,703	5,405				$30,000
	6/1/2017	—	—	—	—	—	—	2,027	—	—	$22,500
	6/1/2017	—	—	—	—	—	—		6,081	$11.10	$26,772
Ronald C. Provenzano		$105,000	$210,000	$420,000				—	—		$—
	6/1/2017				8,559	17,117	34,234				$190,000
	6/1/2017	—	—	—	—	—	—	12,838	—	—	$142,500
	6/1/2017	—	—	—	—	—	—		38,514	$11.10	$169,558
Robert Burkart		$62,500	$125,000	$250,000				—	—	—	$—
	6/1/2017				2,252	4,505	9,009				$50,000
	6/1/2017	—	—	—	—	—	—	3,378	—	—	$37,500
	6/1/2017	—	—	—	—	—	—	—	10,135	$11.10	$44,619
Jeffrey P. Pritchett		$150,000	$300,000	$600,000				—	—	—	$—
	6/1/2017				10,811	21,622	43,243				$240,000
	6/1/2017	—	—		—	—	—	16,216	—	—	$180,000
	6/1/2017	—	—	—	—	—	—		48,649	$11.10	$214,177

(1)	These represent potential incentive opportunities for 2017 annual incentive awards. Actual amounts earned for the named executive officers for 2017 are reported in the Summary Compensation Table.

(2)
The exercise price for options granted is the closing price of a share of our common stock on the date of grant. Values for restricted stock awards are based on the closing price of a share of our common stock on the date of grant. Values for option grants and performance share unit awards are based on the grant date value calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the option awards, performance share unit and restricted stock awards, please see Notes 2 and 14 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Employee Benefit Plans

2004 Unit Option Plan

Effective January 1, 2004, we adopted the InnerWorkings, LLC 2004 Unit Option Plan. The principal purpose of the Unit Option Plan has been to attract, retain and reward selected employees, consultants and directors through the granting of non-qualified stock options.

Upon adoption of our 2006 Plan, the Unit Option Plan was merged into the 2006 Plan and ceased to separately exist. Except with respect to rights that may be protected under prior award agreements, outstanding awards under the Unit Option Plan are now subject to the 2006 Plan. The awards remaining under the Unit Option Plan were rolled into the 2006 Plan. No additional awards may be made under the Unit Option Plan on or after the effective date of the 2006 Plan.

2006 Stock Incentive Plan

We maintain the InnerWorkings, Inc. 2006 Stock Incentive Plan. The principal purpose of the 2006 Plan is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The 2006 Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

Annual Incentive Plan

We maintain the InnerWorkings Annual Incentive Plan that rewards employees for meeting and exceeding annual performance goals established by the Compensation Committee based on one or more criteria set forth in the Annual Incentive Plan.

Eligibility to participate in the Annual Incentive Plan is limited to substantially all regular full-time and part-time employees. Temporary employees, any independent contractors, and certain other specified classifications are not eligible to participate in the Annual Incentive Plan.

Employees are eligible to receive bonuses based on meeting operational and financial goals that may be stated (a) as goals of the company, a subsidiary, or a portion thereof, (b) on an absolute basis and/or relative to other companies, or (c) separately for one or more participants or business units. The objective performance goals for the Annual Incentive Plan are established by our Compensation Committee at the beginning of the year. Bonus payouts are determined within a reasonable time after the end of the performance period.

Our Compensation Committee administers the Annual Incentive Plan and has the authority to construe, interpret and implement the Annual Incentive Plan and prescribe, amend and rescind rules and regulations relating to the Annual Incentive Plan. The determination of the Compensation Committee on all matters relating to the Annual Incentive Plan or any award agreement will be final, binding and conclusive. The Annual Incentive Plan may be amended or terminated by the Compensation Committee or our Board.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Eric D. Belcher	161,031	—		14.36	1/22/2018	20,792	(3)	208,544	54,054	600,000
	575,000	—		6.00	11/14/2018	44,910	(4)	450,447	—	—
	100,952	—		8.24	6/23/2021	62,130	(5)	623,164	—	—
	91,668	—		11.97	3/15/2022	40,541	(6)	406,626	—	—
	120,898	—		15.05	3/15/2023	—		—	—	—
	126,152	42,051	(3)	7.18	6/13/2024	—		—	—	—
	90,909	90,909	(4)	6.68	6/3/2025	—		—	—	—
	—	100,000	(7)	7.30	3/15/2026	—		—	—	—
	—	100,000	(7)	7.30	3/15/2026	—		—	—	—
	—	50,000	(7)	7.30	3/15/2026	—		—	—	—
	—	100,000	(7)	7.30	3/15/2026	—		—	—	—
	—	50,000	(7)	7.30	3/15/2026	—		—	—	—
	62,056	186,171	(5)	8.45	6/6/2026	—		—	—	—
	—	121,622	(6)	11.10	6/1/2027	—		—	—	—
Charles D. Hodgkins III	35,212	—	(8)	5.40	3/10/2020	588	(3)	5,898	2,703	30,000
	4,750	—		8.24	6/23/2021	1,872	(4)	18,776	—	—
	3,328	—		12.24	9/14/2022	2,233	(5)	22,397	—	—
	3,565	1,189	(3)	7.18	6/13/2024	2,027	(6)	20,331	—	—
	3,788	3,788	(4)	6.68	6/3/2025	—		—	—	—
	2,230	6,690	(5)	8.45	6/6/2026	—		—	—	—
	—	6,081	(6)	11.10	6/1/2027	—		—	—	—
Robert L. Burkhart	24,090	—		4.36	7/13/2019	1,353	(3)	13,571	4,505	50,000
	4,832	—		5.40	3/10/2020	3,743	(4)	37,542	—	—
	7,396	—		6.48	1/18/2021	5,574	(5)	55,907	—	—
	9,500	—		8.24	6/23/2021	3,378	(6)	33,881	—	—
	8,319	—		12.24	9/14/2022	—		—	—	—
	8,208	2,736	(3)	7.18	6/13/2024	—		—	—	—
	7,576	7,576	(4)	6.68	6/3/2025	—		—	—	—
	5,576	16,703	(5)	8.45	6/6/2026	—		—	—	—
	—	10,135	(6)	11.10	6/1/2027	—		—	—	—

Ronald C. Provenzano	63,345	—		12.10	9/4/2022	5,763	(3)	57,803	17,117	190,000
	34,965	11,655	(3)	7.18	6/13/2024	12,538	(4)	125,756	—	—
	25,379	25,379	(4)	6.68	6/3/2025	18,861	(5)	189,176	—	—
	18,838	56,517	(5)	8.45	6/6/2026	12,838	(6)	128,765	—	—
	—	38,514	(6)	11.10	6/1/2027	—		—	—	—
Jeffrey P. Pritchett (9)	—	—		—		—		—	—	—

(1)
The market value of unvested stock awards is calculated by multiplying the number of shares or units of stock that have not vested by $10.03, the Company’s closing stock price on December 29, 2017, the last trading day of the 2017 fiscal year.

(2)
The amounts reported in this column represent PSU awards granted to our NEOs in 2017. Based on performance through December 31, 2017, the PSU amounts are reported at their combined achievement levels, 100%.

(3)	Vests in four equal annual installments beginning on June 13, 2015.

(4)	Vests in four equal annual installments beginning on June 3, 2016.

(5)	Vests in four equal annual installments beginning on June 6, 2017.

(6)	Vests in four equal annual installments beginning on June 1, 2018.

(7)	Performance-based options subject to service and stock performance vesting conditions.

(8)	Vested on March 10, 2014.

(9)	Mr. Pritchett’s employment with the Company terminated on December 6, 2017, and he forfeited all outstanding awards at that time.

2017 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the number of shares acquired and the value realized by our named executive officers upon the exercise of option awards and the vesting of restricted stock awards during the fiscal year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Eric D. Belcher	—	—	75,584	811,336
Charles D. Hodgkins III	—	—	4,142	45,298
Ronald C. Provenzano	—	—	29,128	313,256
Robert L. Burkart	—	—	6,289	68,773
Jeffrey P. Pritchett	—	—	23,396	268,123

(1)
Value realized upon the exercise of option awards is based on: (i) if the exercise involves a sale of some or all of the exercised shares, the difference between the actual price at which the exercised shares were sold and the exercise price of the options, or (ii) in all other cases, the difference between the closing market price of our common stock as reported on the NASDAQ Global Market on the date of exercise and the exercise price of the options.

(2)	Value based on the closing market price of our common stock as reported on NASDAQ Global Market on the date of vesting.

2017 PENSION BENEFITS

We do not maintain any qualified or non-qualified defined benefit plans.

2017 NONQUALIFIED DEFERRED COMPENSATION

We do not maintain any non-qualified deferred compensation plans.

Employment and Other Related Agreements

CEO Transition

On February 1, 2018, the Company announced the planned transition of the Company’s executive leadership from Eric D. Belcher to Richard S. Stoddart. In connection with such transition, effective April 5, 2018 (the “Start Date”), Mr. Belcher has stepped down from his role as President and Chief Executive Officer of the Company pursuant to his Transition Agreement (as defined below) and has transitioned to the role of Chairman of the Board. The Board appointed Mr. Stoddart to succeed Mr. Belcher as President and Chief Executive Officer of the Company, effective as of the Start Date, and also appointed Mr. Stoddart as a member of the Board.

Employment Agreement with Richard S. Stoddart

In connection with his appointment as President and Chief Executive Officer on the Start Date, Mr. Stoddart and the Company entered into an Employment Agreement, dated January 31, 2018 (the “Stoddart Employment Agreement”). Pursuant to the Stoddart Employment Agreement, Mr. Stoddart will receive an annual base salary of not less than $800,000. Mr. Stoddart will also be entitled to a target annual bonus opportunity equal to not less than 85% of Mr. Stoddart’s annual base salary, with a maximum bonus opportunity of 200% of his performance bonus target, prorated for 2018 based on his start date. The Stoddart Employment Agreement also entitles Mr. Stoddart to a signing long-term incentive grant equal to $1,500,000 in grant date target value, which will consist of 50% stock options and 50% restricted shares of the Company’s common stock, each vesting ratably over a four-year period. Beginning in 2018, Mr. Stoddart will also be entitled to annual long-term incentive awards, as approved by the Compensation Committee in its discretion, with a target value of $1,500,000.

In the event that Mr. Stoddart’s employment is terminated by the Company without cause or if he resigns for good reason (each as defined in the Stoddart Employment Agreement and described below), Mr. Stoddart would be entitled to receive, following his execution and non-revocation of a release of claims, (i) an amount, payable in equal installments over a 24-month period, equal to two times the sum of (A) his annual base salary in effect on the date of termination and (B) his target annual bonus for the fiscal year in which the date of termination occurs; provided that if, at the time of such termination, Mr. Stoddart has not worked 24 months, this payment will be decreased pro rata (but will in all events be at least one times the sum of (A) and (B)), (ii) his prorated annual bonus based on the Company’s actual performance for the year in which such date of termination occurs, (iii) immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of 24 months following the date of termination, and (iv) immediate vesting of the pro rata portion of equity-based awards which would otherwise have vested based on performance if Mr. Stoddart had remained employed for a period of 24 months following the date of termination. Mr. Stoddart would also be entitled to full immediate vesting of any unvested portion of Mr. Stoddart’s sign-on equity grant. In the event Mr. Stoddart experiences a “qualifying termination” of employment in connection with a “change in control” (each as defined in the Stoddart Employment Agreement), Mr. Stoddart would, in addition to the benefits set forth above, be entitled to immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards which would otherwise vest based on performance).

“Cause” is defined in Mr. Stoddart’s employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Stoddart;

•	the Company’s determination that Mr. Stoddart has committed a felony or any act involving moral turpitude;

•	the Company’s determination that Mr. Stoddart has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Stoddart’s material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good Reason” is defined in Mr. Stoddart’s employment agreement as the occurrence of any of the following:

•
a material reduction of Mr. Stoddart’s duties or authority under, or assignment of duties that are materially inconsistent with, the terms of his employment agreement, or the Company’s failure to appoint or reelect Mr. Stoddart to his positions under his employment agreement;

•	a relocation of Mr. Stoddart’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

The Stoddart Employment Agreement has a term expiring on December 31, 2018, unless earlier terminated by either party, and will automatically renew for successive one-year periods unless either party delivers a notice of non-renewal. Upon a termination of employment for any reason, Mr. Stoddart would continue to be subject to non-competition and non-solicitation restrictive covenants for two years following his termination.

Original Employment Agreement with Eric D. Belcher

We entered into an amended and restated employment agreement with Eric D. Belcher, our former Chief Executive Officer, effective January 1, 2014, upon the expiration of his prior employment agreement effective December 31, 2014. Mr. Belcher’s original employment agreement was entered into in June 2005, and was subsequently amended and restated effective January 1, 2009. The terms of the employment agreement have been modified as described below under the heading, “Transition Agreement with Eric D. Belcher” with respect to Mr. Belcher’s transition from the role of President and Chief Executive Officer and to the position of Chairman of the Board, effective as of the Start Date.

The employment agreement provides that the amount of Mr. Belcher’s base salary will be determined annually by our Board, but will not be less than $700,000 per annum. Additionally, Mr. Belcher will receive a target annual bonus under the Company’s Annual Incentive Plan of no less than 115% of his base salary if the Company meets its annual targets, with a maximum bonus eligibility not to exceed 200% of his bonus target. Mr. Belcher will also be eligible to receive long-term incentive awards with a targeted grant date value of 200% of his base salary, subject to adjustment by the Compensation Committee in its sole discretion.

In connection with the execution of his original employment agreement in June 2005, Mr. Belcher received options to purchase 105,000 shares of common stock at an exercise price of $1.00 per share. These options vested upon the completion of our initial public offering and all have been exercised. Also in connection with his original employment agreement, Mr. Belcher was granted options to purchase 120,000 and 100,000 shares of common stock in September 2005 and October 2005, respectively. These grants have exercise prices of $0.65 and $1.00, respectively, which were the fair market values of our stock at the time of the grant, based on an independent valuation. These option grants became fully vested and have all been exercised.

In January 2008, in connection with an amendment of Mr. Belcher’s employment agreement, he was granted 69,638 shares of restricted stock which vest ratably over four years and are all fully vested as of December 31, 2012. Vesting of these shares would have accelerated in the event of a change in control of the Company.

In November 2008, in connection with Mr. Belcher’s appointment as Chief Executive Officer effective January 1, 2009, Mr. Belcher was granted options to purchase 575,000 shares of common stock at an exercise price of $6.00 per share, which vested ratably over five years. Vesting of these options would have accelerated in the event of a change in control of the Company.

Upon execution of his 2009 amended and restated employment agreement, Mr. Belcher was paid a long-term cash incentive bonus of $400,000, which would have been repayable on a pro rata basis if Mr. Belcher’s employment had terminated under certain circumstances up to January 1, 2012.

Pursuant to his amended and restated employment agreement, Mr. Belcher’s employment may be terminated, with or without cause, by our Board. If we terminate Mr. Belcher’s employment for cause (as described below) or on account of death or disability, or if Mr. Belcher terminates his employment for any reason other than good reason (as described below), Mr. Belcher is entitled to no further compensation or benefits other than those earned through the date of termination. If we terminate Mr. Belcher’s employment for any reason other than for cause, death or disability, or if Mr. Belcher terminates his employment for good reason, we will provide the following severance benefits:

•	any outstanding accrued obligations,

•	continued payment of his base salary at the rate then in effect for 24 months following termination,

•	his target annual bonus for the fiscal year in which the date of termination occurs, plus his pro-rated annual bonus based on actual performance for the year in which the date of termination occurs,

•
immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of 24 months following the termination,

•
immediate vesting of a portion of all outstanding equity-based awards which would otherwise have vested based on performance (which shall not exceed 100% of such award) as if he had remained employed until the last day of the performance period, prorated based on the number of full calendar months elapsed during the performance period through the date of termination plus an additional 24 months, and

•
if the qualifying termination occurs within 90 days before or 24 months after a change in control, immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards).

Mr. Belcher would also receive immediate vesting of all equity awards if a successor entity fails to assume or replace his outstanding equity awards with economically equivalent awards upon a change in control of the Company.

“Cause” is defined in Mr. Belcher’s employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Belcher;

•	the Board’s determination that Mr. Belcher has committed a felony or any act involving moral turpitude;

•	the Board’s determination that Mr. Belcher has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Belcher’s continuing material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good reason” is defined in Mr. Belcher’s employment agreement as the occurrence of any of the following:

•
a material reduction of Mr. Belcher’s duties or authority under, or assignment of duties that are materially inconsistent with, the terms of his employment agreement, or the Company’s failure to appoint or reelect Mr. Belcher to his positions under his employment agreement (however, such an event in and of itself shall not constitute good reason during the nine-month period following a change in control);

•	a relocation of Mr. Belcher’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

Mr. Belcher’s employment agreement expired on December 31, 2016, and began renewing automatically beginning on such date for successive one-year periods (until either party delivers a notice of non-renewal). The agreement contains customary non-competition and non-solicitation provisions lasting for two years following the termination of Mr. Belcher’s employment.

Transition Agreement with Eric D. Belcher

On February 1, 2018, the Company and Mr. Belcher entered into a Transition Agreement in connection with his transition from his position as President and Chief Executive Officer to the role of Chairman of the Board (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Belcher continued serving as President and Chief Executive Officer until the Start Date and, upon that date, relinquished his position of President and Chief Executive Officer and all positions held in any subsidiaries or affiliates of the Company, other than his position as a member of the Board. Subject to his re-election at the Annual Meeting, Mr. Belcher will no longer serve as Chairman of the Board. See "Board Leadership Structure." The period during which Mr. Belcher serves as Chairman of the Board is referred to as the “Transition Period.”

The Transition Agreement provided that, until the Start Date, Mr. Belcher would continue to receive base salary and employee benefits at the levels he received under his employment agreement as of the date of the Transition Agreement. Mr. Belcher remains eligible to receive his full annual bonus for 2017 based on the Company’s existing bonus plan and will be eligible to receive an annual bonus for 2018 (with a payout at target performance of 115% of base salary) as of the Start Date, prorated for the percentage of 2018 that Mr. Belcher served as President and Chief Executive Officer (the “Annual Bonus”). During the Transition Period, Mr. Belcher will receive a base salary at a rate of $400,000 per year (the “Transition Salary”) and will continue to vest in his equity awards in accordance with their terms. In addition, the Transition Agreement provides that Mr. Belcher may receive a bonus targeted at $200,000 for 2018, solely in the discretion of the Board and taking into account Mr. Belcher’s efforts during the Transition Period (the “Discretionary Bonus”). The Discretionary Bonus may, in the Board’s discretion, be greater than or less than $200,000.

The Transition Agreement also provides that Mr. Belcher will be eligible to receive a special transition bonus of $500,000 (the “Transition Bonus”) if he serves as Chairman of the Board until December 31, 2018, provided that (i) if the Board terminates Mr. Belcher’s position as Chairman of the Board for cause (as defined in Mr. Belcher’s employment agreement and described above), Mr. Belcher will not receive the Transition Bonus, (ii) if the Board terminates Mr. Belcher’s position as Chairman of the Board other than for cause or if Mr. Belcher resigns for good reason (as defined in Mr. Belcher’s employment agreement and described above), in each case prior to December 31, 2018, Mr. Belcher will receive the full Transition Bonus, and (iii) if Mr. Belcher terminates his services as Chairman of the Board prior to December 31, 2018 other than for good reason, Mr. Belcher will receive a prorated Transition Bonus based on the number of days he served as Chairman of the Board following the Start Date.

On the date the Company makes its annual equity awards to its directors, then Mr. Belcher will receive the same grant as provided to other directors, with such award vesting at the earlier of (i) one year from the date of grant or (ii) upon conclusion of Mr. Belcher’s service on the Board.

Under the Transition Agreement, Mr. Belcher will also remain eligible for heightened equity vesting provided in Mr. Belcher’s employment agreement if a “change in control” and “qualifying termination” occur during the Transition Period (each as defined in Mr. Belcher’s employment agreement, except that for purposes of clause (a) of the definition of “change in control,” “thirty-five percent (35%)” shall be substituted for “fifty percent (50%)”).

In addition, the Transition Agreement provides for continuation of Mr. Belcher’s benefit plan participation and perquisites during the Transition Period, as well as certain reasonable office, technology and secretarial support provided to him during the Transition Period.

The Transition Agreement also provides that if Mr. Belcher’s service as Chairman of the Board terminates prior to March 15, 2019, the Company will employ Mr. Belcher in a non-executive officer position generally through March 15, 2019, during which time Mr. Belcher will continue to assist with matters as reasonably requested by the successor Chief Executive Officer. In addition, if Mr. Belcher’s service as Chairman of the Board terminates prior to December 31, 2018 due to his removal from such position by the Company other than for “cause” or due to his resignation for “good reason,” Mr. Belcher will be entitled to receive his Transition Salary, his Annual Bonus, the Transition Bonus and the Discretionary Bonus, in each case as if his service as Chairman of the Board continued through December 31, 2018. Subject generally to his compliance with the applicable terms of the Transition Agreement and Mr. Belcher’s employment agreement, Mr. Belcher’s special performance option award that was granted on March 15, 2016, and other equity awards, will continue to vest in accordance with their terms through March 15, 2019, and Mr. Belcher will remain eligible to receive one-third of the performance share units that he would have received in connection with his award granted June 1, 2017 had he remained employed by the Company through the end of the performance period (with the amount determined based on the Company’s actual performance during the performance period).

Amended and Restated Employment Agreement with Charles Hodgkins

In connection with his appointment as Interim Chief Financial Officer, we entered into an amended and restated employment agreement with Mr. Hodgkins, effective December 6, 2017.

Pursuant to Mr. Hodgkins’ employment agreement, Mr. Hodgkins will continue to serve as the Senior Vice President, Corporate Development and Strategic Initiatives, and until the Company appoints a permanent Chief Financial Officer, Mr. Hodgkins will perform the additional duties of Interim Chief Financial Officer. Under the agreement, Mr. Hodgkins will receive a base salary of not less than $234,000 per annum. The agreement also provides that Mr. Hodgkins will be eligible to receive an annual performance bonus with a target of no less than 40% of his base salary, with the opportunity to earn a maximum bonus of 200% of his base salary. The Company has agreed to pay Mr. Hodgkins (i) a discretionary bonus of up to $100,000, tied to his performance as Interim Chief Financial Officer, which was paid in April 2018, and (ii) a $100,000 transaction bonus tied to support and evaluation services for any significant transaction, within 30 days following the closing date thereof (provided that Mr. Hodgkins remains employed by the Company at the time of such a transaction or was terminated under certain circumstances within the three months thereafter). Mr. Hodgkins is eligible to participate in the Company’s stock incentive program and to receive awards thereunder from time to time, as determined by the Compensation Committee of the Company’s Board of Directors.

If Mr. Hodgkin’s employment is terminated by the Company without “cause” or if he resigns for “good reason” (in each case, as defined in Mr. Hodgkins’ employment agreement), he would be entitled to receive six months of continued base salary and a prorated annual bonus payment, at target, with respect to the performance year in which the termination occurs. In the event that a termination of employment described in the foregoing sentence occurs within the 90 days prior to or 24 months following the consummation of a “change in control” of the Company (as defined in the agreement), Mr. Hodgkins would also be entitled to receive immediate vesting of all outstanding equity-based awards held by him, including immediate vesting at target for any performance-based equity awards that would otherwise vest based on performance.

“Cause” is defined in Mr. Hodgkins’ employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Hodgkins;

•	the Company’s determination that Mr. Hodgkins has committed a felony or any act involving moral turpitude;

•	the Company’s determination that Mr. Hodgkins has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Hodgkins’ material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good Reason” is defined in Mr. Hodgkins’ employment agreement as the occurrence of any of the following:

•	a material reduction in Mr. Hodgkins’ duties or responsibilities below, or assignment of duties that are materially inconsistent with, the duties and authority set forth in his employment agreement;

•	a relocation of Mr. Hodgkins’ office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

The term of Mr. Hodgkins’ employment agreement will expire on December 31, 2018, subject to automatic one-year renewals thereafter unless either party gives 90 days’ written notice of non-renewal. The agreement contains customary non-competition and non-solicitation provisions lasting for two years following the termination of Mr. Hodgkins’ employment.

Employment Agreement with Jeffrey P. Pritchett

We entered into an employment agreement with Jeffrey P. Pritchett, our former Chief Financial Officer, effective August 1, 2015. Mr. Pritchett resigned as Chief Financial Officer on December 6, 2017. The employment agreement provided that the amount of Mr. Pritchett’s base salary would be determined annually by our Board, but would not be less than $400,000 per annum. Mr. Pritchett received a target annual bonus under the Company’s Annual Incentive Plan of no less than 75% of his base salary if the Company had met its annual targets, with a maximum bonus eligibility not to exceed 200% of his bonus target. Mr. Pritchett also was eligible to receive long-term incentive awards with a targeted grant date value of 125% of his base salary, subject to adjustment by the Compensation Committee in its sole discretion.

In connection with the commencement of Mr. Pritchett’s employment with the Company, Mr. Pritchett received a signing grant of stock options (50% of the grant) and restricted stock (50% of the grant), with an aggregate target grant date value of

$1,200,000, vesting ratably over a five-year period. Mr. Pritchett also received reimbursement of relocation expenses, up to $62,500, to cover his move from New York to Chicago.

Pursuant to his employment agreement, Mr. Pritchett’s employment could have been terminated, with or without cause, by the Company. If we had terminated Mr. Pritchett’s employment for cause (as described below) or on account of death or disability, or if Mr. Pritchett had terminated his employment for any reason other than good reason (as described below), Mr. Pritchett would no longer have been entitled to further compensation or benefits other than those earned through the date of termination. If we had terminated Mr. Pritchett’s employment for any reason other than for cause, death or disability, or if Mr. Pritchett had terminated his employment for good reason, we would have provided the following severance benefits:

•	any outstanding accrued obligations;

•	continued payment of his base salary at the rate then in effect for 12 months following termination,

•
his target annual bonus for the fiscal year in which the date of termination occurred, plus his prorated annual bonus based on actual performance for the year in which the date of termination occurred,

•
immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of 24 months following the termination, and immediate vesting of any unvested portion of the signing equity grant,

•
immediate vesting of a portion of all outstanding equity-based awards which would otherwise have vested based on performance (which would not have exceeded 100% of such award) as if he had remained employed until the last day of the performance period, prorated based on the number of full calendar months elapsed during the performance period through the date of termination plus an additional 24 months, and

•
if the qualifying termination had occurred within 90 days before or 24 months after a change in control, immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards).

Mr. Pritchett would also have received immediate vesting of all equity awards if a successor entity had failed to assume or replace his outstanding equity awards with economically equivalent awards upon a change in control of the Company.

“Cause” was defined in Mr. Pritchett's employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Pritchett;

•	the determination by the Chief Executive Officer or the Board that Mr. Pritchett had committed a felony or any act involving moral turpitude;

•
the determination by the Chief Executive Officer or the Board that Mr. Pritchett had engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Pritchett’s continuing material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good reason” was defined in Mr. Pritchett’s employment agreement as the occurrence of any of the following:

•
a material reduction of Mr. Pritchett’s duties or authority under, or assignment of duties that were materially inconsistent with, the terms of his employment agreement, or the Company’s failure to appoint or reelect Mr. Pritchett to his positions under his employment agreement;

•	a relocation of Mr. Pritchett’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continued for more than 30 days after the Company’s receipt of notice thereof.

Mr. Pritchett’s employment agreement expired on July 31, 2016 and began renewing automatically beginning on such date for successive one-year periods (until delivery by either party of a notice of non-renewal). The agreement contains customary non-competition and non-solicitation provisions lasting for two years following the termination of Mr. Pritchett’s employment.

Employment Agreement with Ronald C. Provenzano

We entered into an employment agreement with Ronald C. Provenzano, our General Counsel, effective August 23, 2012. Under the employment agreement, Mr. Provenzano received a base salary of $250,000 per annum for 2012, and will receive a base salary of $300,000 per annum starting in 2013. The employment agreement also provides that Mr. Provenzano will be eligible for an annual performance bonus, with an annual target bonus amount equal to not less than 50% of his base salary. The Company also agreed to grant Mr. Provenzano an equity grant upon signing equal in value to $750,000, consisting of 50% in common stock options, which vest ratably over a five-year period, and 50% in restricted shares of common stock, which vest ratably over a five-year period. These awards are subject to the Company’s standard terms and conditions for stock option and restricted stock grants.

Mr. Provenzano’s employment may be terminated, with or without cause, by the Company. If the Company terminates Mr. Provenzano’s employment for cause (as described below) or on account of death or disability, or if Mr. Provenzano terminates his own employment for any reason other than for good reason (as described below), Mr. Provenzano is generally entitled to no further compensation or benefits other than those earned through the date of termination. If we terminate Mr. Provenzano’s employment for any reason other than for cause, death or disability, or if Mr. Provenzano terminates his own employment for good reason, we will pay any outstanding accrued obligations and continue to pay his base salary for 12 months following termination. Mr. Provenzano is also entitled to immediate vesting of all equity awards granted on or about August 23, 2012 for a period of 24 months after his termination as if Mr. Provenzano had remained an employee of the Company.

“Cause” is defined in Mr. Provenzano’s employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Provenzano;

•	the Company’s determination that Mr. Provenzano has committed a felony or any act involving moral turpitude;

•	the Company’s determination that Mr. Provenzano has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Provenzano’s material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good Reason” is defined in Mr. Provenzano’s employment agreement as the occurrence of any of the following:

•
a material reduction in Mr. Provenzano’s duties or responsibilities below, or assignment of duties that are materially inconsistent with, the duties and authority set forth in his employment agreement;

•	a relocation of Mr. Provenzano’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

Mr. Provenzano’s employment agreement was further amended, effective April 6, 2015, to provide that, on and after such date, all outstanding equity awards would become immediately vested if Mr. Provenzano experiences a qualifying termination of employment in connection with a change of control of the Company. In addition, Mr. Provenzano would receive immediate vesting of all equity awards if a successor entity fails to assume or replace his outstanding equity awards with economically equivalent awards upon a change in control of the Company.

Employment Agreement with Robert L. Burkart

We entered into an employment agreement with Robert L. Burkart, our Chief Information Officer, effective February 1, 2017. Under the employment agreement, Mr. Burkart will receive a base salary of $250,000 per annum. The employment agreement also provides that Mr. Burkart will be eligible for an annual performance bonus, with an annual target bonus amount equal to not less than 50% of his base salary, and annual equity awards with a targeted grant date value of $125,000, on substantially the same basis as long-term incentive awards granted to other senior executives.

Mr. Burkart’s employment may be terminated, with or without cause, by the Company. If the Company terminates Mr. Burkart’s employment for cause (as described below) or on account of death or disability, or if Mr. Burkart terminates his own employment for any reason other than for good reason (as described below), Mr. Burkart is generally entitled to no further compensation or benefits other than those earned through the date of termination. If we terminate Mr. Burkart’s employment for any reason other than for cause, death or disability, or if Mr. Burkart terminates his own employment for good reason, we will pay any outstanding accrued obligations, continue to pay his base salary for six months following termination and, if the qualifying termination occurs within 90 days before or 24 months after a change in control, Mr. Burkart will receive immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards), and any outstanding accrued obligations. Mr. Burkart would also receive immediate vesting of all equity awards if a successor entity fails to assume or replace his outstanding equity awards with economically equivalent awards upon a change in control of the Company.

“Cause” is defined in Mr. Burkart’s employment agreement as the occurrence of any of the following:

•	theft, dishonesty, or falsification of employment or Company records by Mr. Burkart;

•	the Company’s determination that Mr. Burkart has committed a felony or any act involving moral turpitude;

•	the Company’s determination that Mr. Burkart has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

•	Mr. Burkart’s material breach of his employment agreement following his receipt of written notice of the breach and a reasonable opportunity to cure it.

“Good Reason” is defined in Mr. Burkart’s employment agreement as the occurrence of any of the following:

•	a material reduction in Mr. Burkart’s duties or responsibilities below, or assignment of duties that are materially inconsistent with, the duties and authority set forth in his employment agreement;

•	a relocation of Mr. Burkart’s office to more than 100 miles from the Company’s current office without his consent; or

•	the Company’s breach of his employment agreement that continues for more than 30 days after the Company’s receipt of notice thereof.

Mr. Burkart’s employment agreement expired on February 1, 2018, and renews automatically beginning on such date for successive one-year periods unless either party delivers a notice of non-renewal. The agreement contains customary non-competition and non-solicitation provisions lasting for two years following the termination of Mr. Burkart’s employment.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE IN CONTROL

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2017, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Named Executive Officer*	Cash Severance
Eric D. Belcher **	$62,500 per month for 24 months
Charles D. Hodgkins III	$19,500 per month for 6 months
Ronald C. Provenzano	$29,167 per month for 12 months
Robert L. Burkart	$20,833 per month for 6 months

* Mr. Pritchett resigned from employment with the Company on December 6, 2017, and thus was not entitled to receive any severance as of December 31, 2017. Mr. Pritchett did not receive any severance payments in connection with the termination of his employment.
** Effective February 1, 2018, Mr. Belcher entered into a Transition Agreement, pursuant to which his potential payments upon termination or change in control has been changed. See "CEO Transition."

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive without good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, or that our named executive officers experienced a qualified termination in connection with a change in control, each as of December 31, 2017, the following individuals would be entitled to accelerated vesting of their outstanding stock options, restricted stock and performance share unit awards described in the table below:

Named Executive Officer	Value of Equity Awards: Termination Without Cause or for Good Reason(1)	Value of Equity Awards: Termination Without Cause or for Good Reason In Connection With a Change in Control ("Qualifying Termination")(1)
Eric D. Belcher
Additional vesting of all outstanding and unvested equity awards that would have otherwise occurred if employed during 24 months after termination: 127,393 shares of restricted stock with a value of $1,277,747 and 717,885(2) options with a value of $1,712,490. All other restricted stock and option awards which would have become immediately vested had already vested as of December 31, 2017.
Pro rata vesting of the 2017-2019 performance share unit award, based on the number of full calendar months worked during the performance period plus an additional 24 months (54,054 shares with a value of $542,162).

Immediate vesting of all outstanding and unvested options and restricted stock awards: 168,373 shares of restricted stock with a value of $1,688,781 and 840,753 options with a value of $1,810,541. All other restricted stock and stock option awards which would have become immediately vested had already vested as of December 31, 2017.
Immediate vesting at target of the 2017-2019 performance share unit award (54,054 shares with a value of $542,162).

Charles D. Hodgkins III	Pro rata vesting of the 2017-2019 performance share unit award, based on the number of full calendar months worked during the performance period (737 shares with a value of $7,394).
Immediate vesting of all outstanding and unvested options and restricted stock awards: 6,720 shares of restricted stock with a value of $67,402 and 17,748 options with a value of $26,649.
Immediate vesting at target of the 2017-2019 performance share unit award (2,703 shares with a value of $27,111).

Ronald C. Provenzano
All shares of restricted stock and stock options granted in September 2012, which would have vested on an accelerated basis, had already vested as of December 31, 2017.
Pro rata vesting of the 2017-2019 performance share unit award, based on the number of full calendar months worked during the performance period (4,668 shares with a value of $46,823).

Immediate vesting of all outstanding and unvested options and restricted stock awards: 50,000 shares of restricted stock with a value of $501,500 and 132,065 options with a value of $207,533.
Immediate vesting at target of the 2017-2019 performance share unit award (17,117 shares with a value of $171,684).

Robert L. Burkart	Pro rata vesting of the 2017-2019 performance share unit award, based on the number of full calendar months worked during the performance period (1,229 shares with a value of $12,323).
Immediate vesting of all outstanding and unvested options and restricted stock awards: 14,048 shares of restricted stock with a value of $140,901 and 37,150 options with a value of $59,568.
Immediate vesting at target of the 2017-2019 performance share unit award (4,505 shares with a value of $45,185).

(1)
Option award values are based on the aggregate difference between the respective exercise prices and the closing sale price of our common stock on the last trading day of the 2017 fiscal year. Restricted stock and performance share unit award values are based on the closing sale price of our common stock on the last trading day of the fiscal year. Our closing stock price on December 29, 2017, the last trading day of the 2017 fiscal year, was $10.03 per share.

(2)
Includes awards with market and service conditions. Termination provision deems service condition satisfied. Stock vested in case of termination for awards with performance conditions is determined based on a ratio per the grant agreement for each tranche in which the target price was attained as of December 31, 2017.

In connection with a termination without cause or a termination for good reason, no payments are due unless the executive executes a general release and waiver of claims against us. During the executive’s employment and for a specified period following a termination for any reason, the executive generally is subject to certain restrictive covenants, including non-competition and non-solicitation of customers and employees of the Company.

COMPENSATION AND RISK

Effects of our Compensation Programs on Risk. All significant transactions are reviewed, and must be approved, by our senior corporate management. Therefore, even though associates in our sales offices may have performance targets that will be affected by growth or short term profitability of their divisions, they are not in a position to cause us to undertake transactions that might expose us to risks that are material to us as a company without the concurrence of our senior corporate management.

Our senior executives and other members of our senior corporate management may participate in bonus programs that are based upon achievement of performance targets that may benefit from our growth or short term profits. However, the incentives for our senior executives and other members of our senior corporate management team are balanced between short-term and long-term Company results, do not result in additional financial exposure to the Company, and are consistent with established industry practice. We also have adopted a compensation clawback policy. Accordingly, we do not believe that our incentive bonus programs create material incentives for our senior executives, or any other of our associates, to expose us to significant risk.

The Compensation Committee reviewed our compensation programs and policies for features that may give rise to risks that have a material adverse effect on the Company, and found that the compensation programs operate with strong governance features and do not encourage unnecessary or excessive risk taking.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer ("CEO") in 2017. As reflected in the Summary Compensation Table in this Amended Proxy Statement, the annual total compensation for the Company's CEO in 2017 was $2,623,691. For 2017, the annual compensation of the median employee of the Company, excluding our CEO, was $50,302. Therefore, the ratio of our CEO’s 2017 annual total compensation to our median employee’s 2017 annual total compensation was approximately 58 to 1. Our median employee was determined as of October 23, 2017, by selecting the employee, out of all of our employees who were employed on such date, with the median base salary (which we used as the consistently applied compensation measure).

The pay ratio presented in this Amended Proxy Statement is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2017 DIRECTOR COMPENSATION

Summary of Director Compensation

To further align director compensation with median peer group compensation levels and practices, the Company increased our directors' annual equity compensation (from $100,000 to $125,000), increased annual cash compensation (from $50,000 to $65,000), and made modest changes to cash compensation for Committee Chairs. For 2017, non-employee directors earned $125,000 in equity (awarded in restricted shares) and $65,000 in cash compensation, the Chairman of the Board received an additional $50,000 in equity (awarded in restricted shares), the Audit Committee Chairman received an additional $20,000 in cash compensation, the Compensation Committee Chairman received an additional $10,000 in cash compensation, and the Nominating and Corporate Governance Committee Chairman received an additional $7,500 in cash compensation. The stock awards granted to the Board during 2017 will vest on the first anniversary of the date of grant (June 1, 2018). In addition, our directors were reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Under our 2006 Plan, directors are eligible to receive stock option and other equity grants at the discretion of the Compensation Committee or other administrator of the 2006 Plan. Pursuant to the amended and restated 2006 Plan, as approved by our Compensation Committee on April 12, 2016 and by our stockholders on June 6, 2016 (and as proposed to be amended effective September 6, 2018), the maximum number of shares subject to awards under the 2006 Plan that may be granted in any calendar year to any one participant who is a non-employee director, when taken together with any cash fees paid to non-employee director with respect to his or her service as a non-employee director in such calendar year, will not exceed $400,000 in total value (calculating the value of any such awards based on the fair market value at the time of grant for financial reporting purposes).

Directors who are employees of the Company received no additional compensation for serving on the Board or its Committees in 2017. The following table summarizes compensation that our non-employee directors earned during 2017 for services as members of our Board, which was paid in the form of restricted stock awards and cash:

Name	Stock Awards ($)(1)	Cash Awards	Total ($)
Charles K. Bobrinskoy	$125,000	$85,000	$210,000
David Fisher	125,000	65,000	190,000
J. Patrick Gallagher, Jr.	125,000	75,000	200,000
Jack M. Greenberg	175,000	65,000	240,000
Julie M. Howard	125,000	65,000	190,000
Linda S. Wolf	125,000	72,000	197,000

(1)	Represents grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718.

The aggregate option and stock awards outstanding for each person in the table set forth above as of December 31, 2017 are as follows:

	Option Awards				Stock Awards
Name	Vested	Unvested	Exercise Price	Expiration Date	Vested	Unvested
Charles K. Bobrinskoy	50,000	—	$11.86	9/2/2018	93,342	11,261
	13,441	—	$2.36	2/25/2019	—	—
	13,021	—	$6.86	6/19/2019	—	—
	11,160	—	$8.66	7/1/2021	—	—
David Fisher	1,499	—	$8.41	11/17/2021	58,538	11,261
J. Patrick Gallagher, Jr.	5,082	—	$7.40	8/16/2021	60,327	11,261
Jack M. Greenberg	13,441	—	$2.36	2/25/2019	99,259	15,766
	13,021	—	$6.86	6/19/2019	—	—
	11,160	—	$8.66	7/1/2021	—	—
Julie M. Howard	—	—	$—	—	54,128	11,261
Linda S. Wolf	13,441	—	$2.36	2/25/2019	93,342	11,261
	13,021	—	$6.86	6/19/2019	—	—
	11,160	—	$8.66	7/1/2021	—	—

Director Stock Ownership Guidelines. On February 5, 2013, the Compensation Committee and Board approved stock ownership guidelines for directors of the Company. Under the guidelines, non-employee directors are expected to hold common stock with a value equal to two times total annual director compensation. Directors are required to meet these guidelines within five years of becoming a member of the Board. Shares that count toward satisfaction of the stock ownership guidelines include:

•	shares owned outright by the director or his or her immediate family members residing in the same household;

•	shares held in trust for the benefit of the director or his or her immediate family members;

•	shares acquired upon stock option exercise;

•	shares purchased in the open market;

•	restricted stock granted under our equity incentive plan; and

•	shares subject to stock options that are fully vested, after deducting shares that would be required to be sold or surrendered to cover the applicable exercise price.

As of December 31, 2017, all of our non-employee directors met and exceeded the stock ownership guidelines.

As of the date of this Amended Proxy Statement, the Compensation Committee has not yet determined 2018 director compensation, except for the compensation of the Chairman as outlined in the Transition Agreement.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act”) that might incorporate future filings, including this Amended Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Audit Committee Report shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Amended Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended.

Submitted by the Compensation Committee
of the Board of Directors,

J. Patrick Gallagher, Jr. (Chairman)
Charles K. Bobrinskoy
David Fisher
Jack M. Greenberg
Julie M. Howard
Linda S. Wolf

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of four non-employee directors, Charles K. Bobrinskoy, David Fisher, Julie M. Howard and Linda S. Wolf, each of whom the Board of Directors has determined to be an independent director as defined in the rules of NASDAQ. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. The Board approved charter is available at www.inwk.com on the “Investor” page under the link “Corporate Governance.” Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During 2017, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. In connection with the Company’s restatement of certain historical financial statements in Amendment No. 1 (the “Form 10-K/A”) to its Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”), at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. The Audit Committee’s agenda is established by the Audit Committee’s chairman and senior members of the Company’s financial management team. The Audit Committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, without management representation, to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report, as restated in the Form 10-K/A, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communication with Audit Committees.”

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report filed with the Securities and Exchange Commission, as amended by the Form 10-K/A. Further information regarding such restated financial statements and a material weakness in internal controls is included in the Form 10-K/A.

Submitted by the Audit Committee
of the Board of Directors,

Charles K. Bobrinskoy (Chairman)
David Fisher
Julie M. Howard
Linda S. Wolf

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL REGISTERED
PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2017 and 2016, Ernst & Young LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

Fees	Fiscal Year Ended December 31, 2017	Fiscal Year Ended December 31, 2016
Audit Fees(1)	$2,203,301	$1,845,971
Audit-Related Fees(2)	2,800	4,100
Tax Fees	—	35,000
All Other Fees	—	—
Total	$2,206,101	$1,885,071

(1)
Audit fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit services for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings.

All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2017 were pre-approved by the Audit Committee.

OTHER INFORMATION

Stockholder Proposals for the 2019 Annual Meeting
If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2019 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8) and received by the Secretary of the Company on or before December 19, 2018. If the date of the 2019 annual meeting of stockholders is changed by more than thirty days from or before September 6, 2019, then the deadline for submission pursuant to Rule 14a-8 is a reasonable time before we begin to print and send proxy materials for the 2019 annual meeting. Stockholder proposals to be presented at the 2019 annual meeting of stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than June 8, 2019 and no later than the close of business on July 8, 2019; provided, however, that in the event that the 2019 annual stockholders’ meeting is called for a date that is not within thirty days before or after September 6, 2019, to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of the meeting was mailed or (ii) public disclosure of the meeting was made, whichever first occurs, in accordance with the procedures in the Company’s Bylaws.

Expenses of Solicitation

The Company will pay the entire cost of preparing, assembling, printing and mailing this proxy soliciting material and any additional related information furnished to stockholders. The Company will pay for all costs of solicitation, including certain expenses of the broker, banks and other nominees who mail proxy materials to their customers or principals. The Company has requested bank, brokers and other nominees to solicit their customers or principals who beneficially own our common stock in nominee name. In addition to solicitation of proxies by mail, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. In addition, we have retained Morrow Sodali LLC to assist in the solicitation. We will pay Morrow Sodali LLC approximately $25,000, plus reimbursement for reasonable expenses, for its assistance.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

We have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at the shared address to which a single copy of these documents was delivered. Stockholders should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit their request to our transfer agent in writing addressed to: American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219. In addition, stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing at the address above.

Upon request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish without charge a separate copy of our proxy statement or annual report to you upon written or oral request to: Investor Relations, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, or by telephone at 1-312-642-3700.

INNERWORKINGS, INC.

Annual Meeting of Stockholders

September 6, 2018 at 11:00 AM Central Time

This proxy is solicited by the Board of Directors

P
R
O
X
Y

The stockholder(s) hereby appoint(s) Jack M. Greenberg and Ronald C. Provenzano, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of INNERWORKINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 11:00 AM, Central Time, on September 6, 2018, at the corporate headquarters, 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the election of each of the director nominees listed on the reverse hereof and "FOR" each of Proposals 2, 3 and 4. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the Annual Meeting of Stockholders. The undersigned hereby acknowledges receipt of the Notice of 2018 Annual Meeting of Stockholders and accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting.

Continued and to be signed on reverse side

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

The Notice, Proxy Statement and Amendment No. 1 to the Annual Report Form 10K/A are available on our website at: www.inwk.com

Please mark vote in black or blue ink as indicated in this example [X]

The Board of Directors recommends you vote FOR the following:

Nominees

Nominee	FOR	AGAINST	ABSTAIN
1A Eric D Belcher	☐	☐	☐
1B Jack M Greenberg	☐	☐	☐
1C Richard S Stoddart	☐	☐	☐
1D Charles K Bobrinskoy	☐	☐	☐
1E David Fisher	☐	☐	☐
1F J Patrick Gallagher Jr	☐	☐	☐
1G Julie M Howard	☐	☐	☐
1H Linda S Wolf	☐	☐	☐
1I Lindsay Y. Corby	☐	☐	☐
1J Adam J. Gutstein (term effective October 1, 2018)	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.

NOTE: If a matter is not timely submitted pursuant to Rule 14a-4(c)(1), the proxies appointed by this proxy card will have discretionary authority to vote with respect to any such matter subsequently raised at the Annual Meeting of Stockholders.

Date

(Signature)

(Signature, if held jointly)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

INNERWORKINGS, INC.

If you have questions or require any assistance with voting your shares, please contact the Company's proxy solicitor listed below:

MORROW SODALI

APPENDIX A - RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
In this Amended Proxy Statement under the caption “Compensation Discussion and Analysis-Executive Summary” we provide information regarding Non-GAAP Adjusted EBITDA and Non-GAAP Diluted Earnings Per Share

Adjusted EBITDA, which represents income from operations with the addition of depreciation and amortization, stock-based compensation expense, income/expense related to changes in the fair value of contingent consideration liabilities, goodwill and intangible asset impairment charges, restructuring and other charges, secured assets reserves, professional fees related to ASC 606 implementation, business development realignment, CEO search costs, and Czech currency impact on procurement margin is considered a non-GAAP financial measure under SEC regulations. Income from operations is the most directly comparable financial measure calculated in accordance with GAAP. The Company presents this measure as supplemental information to help investors better understand trends in its business results over time. The Company's management team uses Adjusted EBITDA to evaluate the performance of the business. Adjusted EBITDA is not equivalent to any measure of performance required to be reported under GAAP, nor should this data be considered an indicator of the Company's overall financial performance and liquidity. Moreover, the Adjusted EBITDA definition the Company uses may not be comparable to similarly titled measures reported by other companies.

Adjusted diluted earnings per share, which represents net income (loss), with the addition of the change in the fair value of contingent consideration liabilities, impairment charges and other amounts itemized in the reconciliation table below, divided by the weighted average shares outstanding plus share equivalents that would arise from the exercise of stock options and restricted stock and other contingently issuable shares, is considered a non-U.S.GAAP financial measure under SEC regulations. Diluted earnings (loss) per share is the most directly comparable financial measure calculated in accordance with U.S. GAAP. We present this measure as supplemental information to help our investors better understand trends in our business over time. Our management team uses adjusted diluted earnings per share to evaluate the performance of our business. Adjusted diluted earnings per share is not equivalent to any measure of performance required to be reported under GAAP, nor should this data be considered an indicator of our overall financial performance and liquidity. Moreover, the adjusted diluted earnings per share definition we use may not be comparable to similarly titled measures reported by other companies.

For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the reconciliations of Non-GAAP Adjusted EBITDA and Non-GAAP Diluted Earnings Per Share in the tables below.

Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Diluted Earnings Per Share
(Unaudited)

(in thousands)	Year ended December 31,
	2017	2016
	(as restated)	(as restated)
Net income (loss)	$16,430	$3,949
Income tax expense	11,288	10,834
Interest income	(97)	(86)
Interest expense	4,729	4,171
Other, net	1,788	154
Depreciation and amortization	13,390	17,916
Stock-based compensation expense	6,820	5,572
Change in fair value of contingent consideration	677	10,417
Intangible asset impairment charges	—	70
Restructuring and other charges	—	5,615
Business development realignment	715	—
Professional fees related to ASC 606 implementation	829	—
CEO search costs	454	—
Czech currency impact on procurement margin	860	—
Adjusted EBITDA	$57,883	$58,612

A-1

(in thousands, except per share amounts)	Year Ended December 31,
	2017		2016
	(as restated)		(as restated)
Net income (loss)	$16,430	16,378	$3,949
Change in fair value of contingent consideration, net of tax	677		10,417
Intangible asset impairment charges, net of tax	—		56,000
Restructuring and other charges, net of tax	—		4,873
Czech exit from exchange rate commitment, net of tax	294		—
Business development realignment, net of tax	875		—
Professional fees related to ASC 606 implementation, net of tax	528		—
CEO search costs, net of tax	282		—
Czech currency impact on procurement margin, net of tax	697		—
Accelerated depreciation of internal use software, net of tax	246		—
Realignment-related income tax charges	—		1,179
Numerator for adjusted diluted earnings per share	$20,029		$20,474
Weighted average shares outstanding, diluted	54,944		54,460
Adjusted diluted earnings per share	$0.36		$0.38

A-2

INNERWORKINGS, INC. 2006 STOCK INCENTIVE PLAN
(As Amended and Restated effective September 6, 2018)

B-1

APPENDIX B - AMENDED AND RESTATED INNERWORKINGS, INC. 2006 STOCK INCENTIVE PLAN

INNERWORKINGS, INC. 2006 STOCK INCENTIVE PLAN
(As Amended and Restated effective September 6, 2018)
Article 1.    Establishment, Objectives and Duration
1.1    Establishment of the Plan. InnerWorkings, Inc., a Delaware corporation, originally established the InnerWorkings, Inc. 2006 Stock Incentive Plan (the “Plan”) effective on July 31, 2006. This amendment and restatement of the Plan was adopted by the Board on April 18, 2018, subject to approval by the Company’s stockholders at the 2018 annual meeting. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation in accordance with Section 409A.
The Plan became and will remain in effect as provided in Section 1.3 hereof. The Plan was amended and restated effective June 19, 2008 and approved by the Company’s stockholders at the 2008 annual meeting. The Plan was further amended and restated effective June 18, 2009, and approved by the Company’s stockholders at the 2009 annual meeting. The Plan was further amended and restated June 16, 2011, and approved by the Company’s stockholders at the 2011 annual meeting. The Plan was further amended and restated effective June 21, 2012, and approved by the Company’s stockholders at the 2012 annual meeting. The Plan was further amended and restated June 13, 2014, and approved by the Company’s stockholders at the 2014 annual meeting. The Plan was further amended and restated June 6, 2016, and approved by the Company’s stockholders at the 2016 annual meeting.
1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.
1.3    Duration of the Plan. The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after April 18, 2028.
Article 2.    Definitions
Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:
“Affiliate” means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.
“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other Stock Awards.
“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Cause” shall have the meaning set forth in any Employment Agreement. If there is no Employment Agreement, or if such Employment Agreement does not define “Cause,” then “Cause” shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, “Cause” shall mean the Participant’s:

(a)
willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b)	commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

(c)	commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.
An act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant’s Service.
“Change in Control” means the occurrence of any one or more of the following:

(a)
An effective change of control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company’s then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(b)
Any person or persons acting as a group acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty (50%) of the total fair market value or voting power of the Company’s then outstanding stock. The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company’s then outstanding stock will be treated as a Change in Control;

(c)
Individuals who constitute the Board immediately after the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (including without limitation any settlement thereof) shall be deemed to be an Incumbent Director; or

(d)
Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company’s stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity’s total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Code Section 162(m), if applicable, and shall consist of at least two directors who are “independent directors” within the meaning of the NASDAQ marketplace rules, and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
“Company” means InnerWorkings, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.
“Consultant” means any person, including an adviser, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.
“Director” means any individual who is a member of the Board of Directors.
“Disability” shall mean

(a)	A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

(b)	If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

(c)	When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

(d)	Such other condition as may be determined by the Committee to constitute “disability” under Section 409A.

“Effective Date” means May 31, 2018, the date the Company’s stockholders approved the Plan.
“Employee” means any person employed by the Company or an Affiliate in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
“Employment Agreement” means any employment, consulting, severance, change in control, or other written agreement between the Participant and the Company or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
“Fair Market Value” of a Share on any given date shall be determined by the Committee as follows:

(a)
If the Share is listed for trading on the NASDAQ Stock Market (“NASDAQ”) or one or more national securities exchanges, the last reported sales price on the NASDAQ or such exchange on the date in question, or if such Share shall not have been traded on the NASDAQ or such exchange on such date, the last reported sales price on the NASDAQ or such exchange on the first day prior thereto on which such Share was so traded;

(b)	If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or

(c)
Where the Participant pays the Exercise Price and/or any related withholding taxes to the Company by tendering Shares issuable to the Participant upon exercise of an Option, the actual sale price of the Shares.

“Good Reason” means the occurrence of any of the following events without the Participant’s express written consent: (i) the material reduction of the Participant’s authorities, duties, or responsibilities with the Company; (ii) a material reduction by the Company of the Participant’s annual compensation; (iii) a material change in the geographic location at which the Participant must perform the Services; or (iv) any action or inaction that constitutes a material breach by the Company of any Agreement. The Participant purports to terminate his employment during the Term for Good Reason (as defined below), the Participant must give the Company written notice of his intent to terminate for Good Reason within sixty (60) calendar days of the occurrence of the event that allegedly constitutes Good Reason. The Company shall have a right to cure the event alleged to constitute Good Reason for a period of thirty (30) calendar days after notice from the Participant of his intention to terminate for Good Reason. In the event of termination by notice under the first sentence of this Section 7, the Company in its discretion may elect a termination date that is earlier than the conclusion of the sixty (60) calendar day notice period, but the termination shall still be deemed a voluntary termination by the Participant with Good Reason under this Section.
“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
“Nonstatutory Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.
“Option” means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
“Participant” means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.
“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.
“Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.
“Performance Share” means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant, which is based on the Participant’s attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.
“Personal Leave” means a leave of absence as described in Section 5.3.
“Plan” means the InnerWorkings, Inc. 2006 Stock Incentive Plan, as set forth in this document, and as amended from time to time.
“Qualifying Termination” means a Participant’s termination of Service due to the Participant’s death, Disability, termination by the Participant for Good Reason, or termination by the Company without Cause, in each case, which occurs upon or within twenty-four (24) months after a Change of Control.
“Restriction Period” means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.
“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 8. The Shares awarded to the Participant will vest over the Restriction Period and according to the time-based or performance-based criteria, specified in the Award Agreement.
“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Shares. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.
“Section 409A” means Code Section 409A and any applicable regulations or interpretive authority thereunder.
“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant. For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an

Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.
“Shares” means the shares of common stock, $0.0001 par value of the Company, or any successor or predecessor equity interest in the Company.
“Stock Appreciation Right” or “SAR” means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.
“Stock Award” means an Award of Shares pursuant to the terms of Article 10.
“Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Code Section 424(f).
“Vested” means, with respect to an Option, that such Option has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Option, an Option shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement. Similarly, terms such as “Vest,” “Vesting,” and “Unvested” shall be interpreted accordingly.
Article 3.    Administration
3.1    The Committee. The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the “independent director” requirements of the NASDAQ marketplace rules, and the “outside director” provisions of Code Section 162(m), if applicable, or any successor regulations or provisions.
3.2    Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Options and to determine the number of Shares subject to the Options such Employees will receive.
The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted Stock Units, and Stock Appreciation Rights. Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.
3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.
3.4    Change in Control. In the event of a Change in Control, the following provisions shall apply:

(a)
Acceleration of Exercisability and Lapse of Restrictions Upon a Qualifying Termination. Upon the date of a Participant’s Qualifying Termination: (i) All Awards with time-based vesting conditions or restrictions shall become fully vested (and Options or SARs exercisable) at the time of such Qualifying Termination; and (ii) All Performance Shares and other Awards with respect to which the vesting or amount is based on the satisfaction or achievement of performance objectives or performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (A) the actual performance achieved or (B) the target level of performance applicable to the Award.

(b)
Change of Control Where Awards Assumed or Replaced. In the event of a Change in Control in which the Company is the surviving entity and any adjustments necessary to preserve the value of the Participants’

outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control, there will be no accelerated vesting of Participants’ Awards on account of the Change in Control unless a Participant experiences a Qualifying Termination.

(c)
Vesting Where Awards Not Assumed or Replaced. In the event of a Change in Control, unless the Company is the surviving entity and any adjustments necessary to preserve the value of Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control: (i) All Awards with time-based vesting conditions or restrictions shall become fully vested (and Options or SARs exercisable) at the time of such Change in Control; and (ii) All Performance Shares and other Awards with respect to which the vesting or amount is based on the satisfaction or achievement of performance objectives or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (A) the actual performance achieved or (B) the target level of performance applicable to the Award.

Article 4.    Shares Subject to the Plan and Maximum Awards
4.1    Number of Shares Available for Awards. Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 11,785,000, which includes 10,750,000 Shares authorized for issuance by the Company’s stockholders at the 2016 annual meeting and an additional 1,035,000 Shares authorized for issuance by the Company’s stockholders at the 2018 annual meeting. The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 1,000,000. Subject to adjustment as provided below and in Sections 4.2 and 4.3, the aggregate Awards that may be granted during any calendar year to any one Participant shall not exceed: (i) 1,000,000 Shares subject to Options or SARs; (ii) 500,000 Shares subject to Restricted Stock, Restricted Stock Units or Performance Shares (or any other Award, other than an Option or SAR, which is determined by reference to the value of Shares or appreciation in the value of Shares), to the extent that such Awards are intended to satisfy the Performance-Based Exception; and (iii) $5,000,000 with respect to any cash-based Award, to the extent that such Award is intended to satisfy the Performance-Based Exception. Notwithstanding the foregoing, the maximum number of Shares that may be granted during any calendar year to any one Participant who is a non-employee Director under all types of Awards available under the Plan, when taken together with any cash fees paid to such non-employee Director in such calendar year with respect to his or her service as a Director, shall not exceed $400,000 in total value (calculating the value of any such Awards based on the Fair Market Value at the time of grant for financial reporting purposes). No Performance Shares or other performance-based Award may be granted to a Participant who is a non-employee Director. All limits described in this Section 4.1 are subject to adjustment as provided in Section 4.3.
4.2    Share Counting. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares cash or other benefit in lieu of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or SARs are withheld to cover taxes or the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled SARs are exercised, the aggregate number of Shares subject to such SARs shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards of Options and SARs shall not be available for issuance under the Plan, but Shares tendered to cover applicable taxes on Awards other than Options and SARs shall be available for issuance under the Plan.
4.3    Adjustments in Authorized Shares.

(a)
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)
Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.
Article 5.    Eligibility and Participation
5.1    Eligibility. An Employee shall be deemed eligible for participation upon such Employee’s first day of employment. Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Committee to receive one or more Awards are also eligible to participate in the Plan.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.
5.3    Personal Leave Status.

(a)
Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence as “Personal Leave.” No Options shall be granted to a Participant during Personal Leave. A Participant’s Unvested Options shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Options. A Participant’s Vested Options that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant’s Options have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

(b)
The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant. The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

5.4    Vesting of Awards. Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award may provide for partial or graduated vesting beginning before the first anniversary of the date it is granted; provided that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the Shares available pursuant to Section 4 may be granted to any one or more Participants without respect to the minimum vesting period requirements of this Section.
Article 6.    Options
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
6.2    Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, subject to Section 5.4, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.
6.3    Exercise Price. The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the Exercise Price shall in all cases be equal or greater to the Fair Market Value on the date the Option is granted.
6.4    Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.
6.5    Dividend Equivalents. The Committee may, but will not be required to, provide under an agreement for payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options after the Options have become Vested, but prior to the date of exercise. Such dividend equivalent agreement shall be separate and apart from the Award Agreement and shall be designed to comply separately with Section 409A, and shall be subject to the same vesting conditions as the underlying Options.

6.6    Exercise of Options. Options will be exercisable (in accordance with procedures established by the Company) at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.
6.7    Payment. The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.
The Exercise Price and any related withholding taxes will be payable to the Company in full: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law. The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).
6.8    Special Provisions for ISOs. Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any Award of Incentive Stock Options:

(a)	The Committee may award Incentive Stock Options only to Employees.

(b)
An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(c)
If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then: (i) the Exercise Price for each Share subject to an Incentive Stock Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

(d)
No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company’s stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company’s stockholders approved the Plan, whichever is earlier.

(e)
An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant’s termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant’s termination of Service for death or Disability.

(f)	An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.
6.9    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.
6.10    Termination of Service. Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

(a)
In the event that the Service of a Participant is terminated by the Company for any reason other than Cause, Disability or death, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) one year from the date of such Service termination. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

(b)
In the event that the Service of a Participant with the Company terminates on account of the Disability or death of the Participant, Options that are exercisable at the time of such termination shall remain exercisable until the expiration of the term of the Option. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

(c)	In the event of termination of a Participant’s Service for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination.

(d)
In the event of a Participant’s termination of Service for any reason other than those described in subsections (a), (b) and (c) of this Section 6.10, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) 30 calendar days from the date of such termination. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service. However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant’s Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.
Article 7.    Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs, subject to Section 5.4.
The grant price for any SAR shall be determined by the Committee, but the grant price shall in all cases be equal or greater to the Fair Market Value on the date the SAR is granted.
7.2    Exercise of SARs. SARs may be exercised (in accordance with procedures established by the Company) upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.3    Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.
7.4    Term of SAR. The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.
7.5    Payment of SAR Amount. Upon exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement. At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.
7.6    Termination of Service. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 8.    Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.
8.2    Deferral of Compensation into Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees and Directors to defer the payment of any portion of their salary or bonuses or both pursuant to this section. A Participant’s deferral under this section will be credited to the Participant in the form of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate and in accordance with Article 13 of the Plan.
If a Participant’s compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units no less than the amount of the deferral divided by the Fair Market Value on that date, rounded to the nearest whole unit.

8.3    Award Agreement. Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines, subject to Section 5.4.
8.4    Other Restrictions. Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.
The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.
8.5    Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement.
8.6    Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.
8.7    Dividends and Other Distributions. During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.
An Award Agreement may provide that, during the Restriction Period, Participants awarded Restricted Stock Units shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units. Distribution of such dividend equivalents shall be made at such time as permissible under Section 409A and shall be subject to the same vesting conditions as the underlying Restricted Stock Units.
8.8    Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 9.    Performance Shares
9.1    Grant of Performance Shares. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Award of Performance Shares may be based on the Participant’s attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant’s attainment of performance objectives, each as described in this Article 9, subject to Section 5.4.
9.2    Value of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a “Performance Period” and will be set by the Committee in its discretion.
9.3    Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.
9.4    Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.

9.5    Form and Timing of Payment of Performance Shares. Except as provided in Article 13, the payment date of earned Performance Shares will be within the first two and one-half (2-1/2) months following the end of the later of the calendar year or tax year of the Company in which the Performance Shares are earned, but in no event later than the end of the calendar year following the calendar year in which the Performance Shares are earned. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.
9.6    Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain Performance Shares after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 10.    Other Stock Awards
    Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.
Article 11.    Performance Measures
Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this Article 11, the performance measure(s) to be used for purposes of Awards (both those granted on or prior to the date of the 2016 annual meeting of the Company’s stockholders and those granted after such meeting) designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):
(a)    earnings before interest and taxes (EBIT);
(b)    earnings before interest, taxes, depreciation and amortization (EBITDA);

(c)	net earnings;

(d)	operating earnings or income;

(e)	earnings growth;

(f)	net income (absolute or competitive growth rates comparative);
(g)    net income applicable to Shares;

(h)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;
(i)    earnings per Share;
(j)    return on stockholders’ equity (absolute or peer-group comparative);
(k)    stock price (absolute or peer-group comparative);

(l)	absolute and/or relative return on common stockholders’ equity;
(m)    absolute and/or relative return on capital;
(n)    absolute and/or relative return on assets;
(o)    economic value added (income in excess of cost of capital);

(p)	customer satisfaction;
(q)    expense reduction;

(r)	ratio of operating expenses to operating revenues;

(s)	gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

(t)	revenue backlog

(u)	margins realized on delivered services; and

(v)	total stockholder return (absolute or relative to a peer group).
The Committee may specify any reasonable definition of the performance measure(s) it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including, but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective non-financial measures and non-operating items (in each case, to the extent not inconsistent with Code Section 162(m), if applicable).
The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.
Article 12.    Beneficiary Designation
Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.
Article 13.    Deferrals and Code Section 409A
13.1    Purpose. As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Article 13.
13.2    Initial Deferral Elections. The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a)
A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(b)
In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as defined in Section 1.409A-1(c) of the applicable regulations), the Participant may make a deferral election within 30 calendar days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(c)
Where the grant of an Award or payment of compensation or the vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d)
Where the vesting of an Award is contingent upon the Participant’s continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 calendar days of receiving an Award.

(e)	A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

13.3    Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

(a)	a fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(b)	the Participant’s death;

(c)	the Participant’s Disability;

(d)	a change in control (as defined in Section 409A);

(e)	an Unforeseeable Emergency, as defined in Section 409A and implemented by the Committee;

(f)	a Participant’s termination of Service, or in the case of a Key Employee (as defined in Section 409A) six months following the Participant’s termination of Service; or

(g)	such other events as permitted under Section 409A.
13.4    Restrictions on Distributions. No distribution may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, distribution shall be made at the earliest date at which the Company determines such distribution would not trigger clauses (i), (ii) or (iii) above.
13.5    Redeferrals. The Company, in its discretion, may permit the Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.
13.6    Termination of Deferred Compensation Arrangements. In addition, the Company may in its discretion terminate the deferred compensation arrangements created under this Plan subject to the following:

(a)
the arrangement may be terminated within the 30 calendar days preceding, or 12 months following, a change in control (as defined in Section 409A) provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b)
the arrangement may be terminated in the Company’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; or

(c)
the arrangement may be terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

Article 14.    Rights of Participants
14.1    Employment Agreement. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, but within the limits of Section 5.4 (minimum vesting requirement), to the extent a Participant’s Employment Agreement provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such Employment Agreement shall control.
14.2    Employment and Service. Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or Service at any time.
14.3    Participation. No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 15.    Amendment, Modification and Termination
15.1    Amendment, Modification and Termination.

(a)
General. The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).

(b)
No Repricing. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 15.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s stockholders. In addition, except as provided in Sections 4.3 and 15.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award or cash payment without the prior approval of the Company’s stockholders. Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards, as may be determined to be appropriate and equitable by the Committee. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.
15.3    Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.
15.4    Compliance with Code Section 162(m). Awards will comply with the requirements of Code Section 162(m), if the Committee determines that such compliance is desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.
Article 16.    Nontransferability of Awards.
No Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Performance Shares, Restricted Stock and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or his or her guardian or legal representative. Except as otherwise provided in a Participant’s Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Participant’s beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the Participant’s death. The Committee may, in its discretion, require a Participant’s guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

(a)
Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during his or her lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section. Notwithstanding anything in this Article

16, under no circumstances will a Participant be permitted to transfer a stock option to a third-party financial institution without prior shareholder approval.

(b)	Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement.
Article 17.    Withholding
17.1    Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan; provided, however, that the amount of tax withholding shall be limited to the maximum individual statutory tax rate in a given jurisdiction (or such lower mount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Committee, and in any event in accordance with Company policies).
17.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) no greater than the maximum individual statutory tax rate in the applicable jurisdiction (or such lower mount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Committee, and in any event in accordance with Company policies). The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.
Article 18.    Indemnification
Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.
Article 19.    Successors
All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.
Article 20.    Breach of Restrictive Covenants
An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:
(a)    any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and
(b)    the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

Article 21.    Legal Construction
21.1    Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.
21.2    Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
21.3    Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
21.4    Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or more than ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
If at any time the Committee determines that exercising an Option or SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares. The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws. No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.
21.5    Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.
21.6    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.
21.7    Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois, without giving effect to its conflict of laws principles. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).
21.8    Electronic Delivery and Evidence of Award. The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements). In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.
21.9    No Limitation on Rights of the Company. The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

21.10    Participant to Have No Rights as a Stockholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a stockholder with respect to those Shares.
21.11    Compensation Recovery Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, all Awards granted or paid under the Plan will be subject to recoupment by the Company pursuant to the Company’s compensation clawback or recovery policy.